Exhibit 10.71

EXECUTION VERSION

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

This SIXTH AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of March 31, 2004, among BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (the “Company”),each financial institution from time to time party to this Agreement (collectively, the “Banks”; each individually, a “Bank”), BANK OF AMERICA, N.A., as Administrative Agent for the Banks, Swing Line Lender and L/C Issuer, and UNION BANK OF CALIFORNIA, N.A., as Syndication Agent.

Factual Background

WHEREAS, Bank of America and certain of the Banks have previously made available to the Company a revolving credit facility upon the terms and subject to the conditions set forth in that certain Fifth Amended and Restated Credit Agreement dated as of May 18, 2001, among the Company, the banks party thereto and Bank of America, as administrative agent for such banks (the “Existing Credit Agreement”), which Existing Credit Agreement amended and restated in full that certain Fourth Amended and Restated Credit Agreement dated as of June 15, 1998, among the Company, the banks party thereto and Bank of America, as administrative agent for such banks, as amended from time to time;

WHEREAS, under the Existing Credit Agreement, the Banks party thereto agreed to make available to the Company a secured revolving line of credit in the maximum principal amount of $150,000,000;

WHEREAS, the Company has requested that the Banks modify the terms of the revolving credit facility made available to the Company pursuant to the Existing Credit Agreement to, among other things, extend the maturity date of the secured revolving line of credit available to the Company; and

WHEREAS, the Banks have agreed to make available to the Company an amended secured revolving line of credit upon the terms and subject to the conditions set forth in this Agreement, which amends and restates in full the Existing Credit Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.

Definitions.

1.1

Defined Terms.  In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“AAA” has the meaning specified in subsection 10.14(b)(vii).

“Act” has the meaning set forth in Section 10.21.

“Adjusted EBITDA” means, for any fiscal quarter, EBITDA, minus a reserve amount for each parcel of real Property owned by the Company or any consolidated Subsidiary as of the end of such fiscal quarter equal to the greater of the following, as evidenced by the most recently delivered consolidated financial statements of the Company:  (a) one-fourth of the sum of (i) $1.00 per square foot of the aggregate net rentable area of space located on those parcels that the Administrative Agent has acknowledged to be improved with office space, (ii) $0.30 per square foot of the aggregate net rentable area of space located on those parcels that the Administrative Agent has acknowledged to be improved with research and development (other than office) space, and (iii) $0.10 per square of the aggregate net rentable area of space located on those parcels that the Administrative Agent has acknowledged to be improved with bulk industrial or flexible industrial (other than research and development) space; or (b) the Company’s and its consolidated Subsidiaries’ actual capital expenditures in respect of each parcel of real Property owned by the Company or any consolidated Subsidiary as of the end of such fiscal quarter.

“Administrative Agent” means Bank of America in its capacity as administrative agent for the Banks hereunder and under the other Loan Documents, and any successor administrative agent designated under Section 9.6.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.1, or such other address or account as the Administrative Agent may from time to time notify the Company and the Banks.

“Adobe Property” means the Company’s leasehold interest in that certain real property commonly known as 701 and 801 North 34th Street, Seattle, Washington, a portion of which is presently leased to Adobe Systems Incorporated.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.  In no event shall any of the Banks be deemed an “Affiliate” of the Company or of any Subsidiary of the Company.

“Agent-Related Persons” means Bank of America, and any successor administrative agent designated under Section 9.6, together with their respective Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger) and the officers, directors, employees, agents and attorneys-in-fact of such Persons.

“Agent’s Payment Office” means the address for payments set forth herein for the Administrative Agent, as specified in Schedule 1.1, or such other address as the Administrative Agent may from time to time specify.

“Agreement” means this Sixth Amended and Restated Credit Agreement, as amended, amended and restated, supplemented or modified from time to time.

“Applicable Margin” means (a) with respect to Base Rate Loans, zero (0) basis points; and (b) with respect to LIBOR Loans, (i) 130 basis points when Leverage is less than or equal to 0.30, (ii) 140 basis points when Leverage is greater than 0.30 but less than or equal to 0.40, (iii) 150 basis points when Leverage is greater than 0.40 but less than or equal to 0.55; or (iv) 175 basis points when Leverage is greater than 0.55.  Any increase or decrease in the Applicable Margin resulting from a change in the Leverage shall become effective as of the first Business Day immediately following the date that the financial statements referred to in subsections 6.1(a) or 6.1(b), as applicable, and the certificate of a Responsible Officer referred to in subsection 6.2(a), are delivered; provided, however, that if such financial statements and certificate are not delivered when due in accordance with such subsections, then the applicable Margin with respect to LIBOR Loans shall be 180 basis points as of the first Business Day after the date on which such financial statements and certificate required to have been delivered.  The Applicable Margin in effect from the Closing Date through the delivery of financial statements for the Company’s fiscal quarter ending on March 31, 2004, shall be 150 basis points.

“Appraisal” means a real estate appraisal conducted in accordance with the Uniform Standards of Professional Appraisal Practice (as promulgated by the Appraisal Standards Board of the Appraisal Foundation), all Requirements of Law applicable to the Banks and all applicable internal policies of the Banks, prepared by the Administrative Agent or undertaken by an independent appraisal firm satisfactory to the Administrative Agent, and providing an assessment of fair market value of a parcel of property, taking into account any and all Estimated Remediation Costs.

“Appraised Value” means, for an Approved Parcel at any time, an amount equal to the “as is” fair market value of such Approved Parcel (excluding any portion of such Approved Parcel consisting of undeveloped land, including excess land, to which no value will be assigned) established by the Administrative Agent’s most recently completed Appraisal of such Approved Parcel.  The Appraised Value of an Approved Parcel shall be adjusted upon the completion and review by the Banks of each Appraisal of such Approved Parcel (and, in the event of a disagreement among the Banks, with the approval of the Administrative Agent and the Majority Banks).

“Approved Fund” has the meaning set forth in subsection 10.8(g).

“Approved Parcel” means a Parcel satisfying all of the conditions set forth in Section 4.1, subject to the provisions of subsection 2.14(b).

“Approved Parcel Value” means, for any Approved Parcel at any time, the lesser of (a) the Collateral Value of such Approved Parcel at such time and (b) the Cash Flow Value of such Approved Parcel at such time, subject to the provisions of subsection 2.14(c).

“Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit H.

“Assignment of Leases” means any assignment of leases and rents, or other document, which encumbers the interest of the landlord under any one or more leases relating to an Approved Parcel and which has been or will be provided to the Banks as security for the Obligations."

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external legal counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

“Availability” means, at any time, the difference between (a) the Borrowing Base at such time, and (b) the sum of (i) the aggregate principal amount of all outstanding Loans (including Swing Loans) at such time and (ii) the aggregate principal amount of all outstanding but undrawn Letters of Credit at such time.

“Bank” has the meaning specified in the introductory sentence of this Agreement; Bank of America in its capacity as a lender hereunder and in its capacity as the Swing Line Lender is one of the Banks.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978, as amended from time to time (11 U.S.C. Section 101, et seq.).

“Bank Party” has the meaning set forth in Section 10.22.

“Bank of America” means Bank of America, N.A., and its successors.

“Base Rate”  means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Borrowing” means a Borrowing consisting of Base Rate Loans.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrowing” means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Section 2 and, other than in the case of Base Rate Loans, having the same Interest Period, but does not include (a) a conversion of Loans of one Type to another Type or (b) a continuation of a Loan as a Loan of the same Type, but with a new Interest Period.

“Borrowing Base” means, at any time, the lesser of (i) the Total Approved Parcel Value at such time and (ii) the Maximum Commitment Amount at such time.

“Borrowing Notice” means a notice substantially in the form of Exhibit A given by the Company to the Administrative Agent pursuant to Section 2.4.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the state where the Administrative Agent’s Office is located are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank eurodollar market.

“Capital Adequacy Regulation” means any guideline, request or directive of any Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Bank or of any corporation controlling any Bank.

“Capitalization Rate” means, at any time, a rate of 9%, subject to increase annually based on then-current market conditions, on each yearly anniversary of the date of this Agreement, by written notice from the Administrative Agent to the Company at the direction of the Majority Banks.

“Capital Stock” means all classes or series of stock of the Company.

“Cash Collateralize” has the meaning specified in subsection 2.4.5.

“Cash Flow Value” means, for any Approved Parcel at any time, the maximum amount for which 74.074% of the Net Operating Income for such Approved Parcel at such time would be sufficient to amortize such amount in twenty-five (25) equal annual installments of principal and interest at a per annum rate equal to the greater of (i) 2.25% per annum above the average yield on ten-year United States treasury bonds maturing approximately ten years from the date of determination (as reported by the Administrative Agent’s Funding and Interest Rate Desk, or any other recognized source of treasury yield quotations acceptable to the Administrative Agent in its sole and absolute discretion, on the determination date) or (ii) 8%, computed on the basis of a year of 365 or 366 days, as applicable, and actual day months.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time.

“Change of Control” means, as to any Person, an event or series of events by which:

(i)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(ii)

during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (B) and clause (C), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Closing Date” means the earliest date on which all conditions precedent set forth in Section 4.2 are satisfied or waived by the Administrative Agent.

“Co-Agent” means any Bank designated as a “Co-Agent” in this Agreement, each in its capacity as a co-agent hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or one of its Subsidiaries in or upon which a Lien securing the Obligations now or hereafter exists in favor of the Banks or the Administrative Agent on behalf of the Banks, whether under this Agreement or under any other Collateral Documents executed by any such Persons and delivered to the Administrative Agent.

“Collateral Documents” means, collectively, (i) the Mortgages, the Assignments of Leases, the Short Form Modification Agreement, and all other security agreements, mortgages, deeds of trust, lease assignments and other similar agreements between the Company or its Subsidiaries and the Banks or the Administrative Agent, for the benefit of the Banks, now or hereafter delivered to the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all Financing Statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) naming the Company or any Subsidiaries as debtor in favor of the Banks or the Administrative Agent, for the benefit of the Banks, as secured party in connection therewith, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

“Collateral Value” means, for any Approved Parcel at any time, sixty-five percent (65%) of the Appraised Value of such Approved Parcel at such time; provided, however, that the Collateral Value of the Adobe Property at any time shall be sixty percent (60%) of the Appraised Value of such Approved Parcel at such time.

“Co-Lender Agreement” means that certain Fourth Amended and Restated Co-Lender Agreement, dated as of the date of this Agreement, among the Banks and the Administrative Agent.

“Commitment” means, as to each Bank, its obligation to (a) make Loans to the Company pursuant to Section 2, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank’s name on Schedule 1.2 or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Contingent Obligation” means, as to any Person, (a) any Guaranty Obligation of that Person, and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person in respect of (i) any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or (ii) any Swap Contract.  The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Controlled Group” means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

“Conversion Date” means any date on which the Company elects to convert a Base Rate Loan to a LIBOR Loan or a LIBOR Loan to a Base Rate Loan.

“Conversion/Continuation Notice” means a notice substantially in the form of Exhibit B given by the Company to the Administrative Agent pursuant to Section 2.5.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

“Defaulting Bank” means any Bank that (a) has failed to fund any portion of the Loans (including Swing Loans) or participations in Letters of Credit required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Disposition” means the sale, lease, conveyance or other disposition of any Approved Parcel, other than (a) leases of an Approved Parcel to third-party tenants in the ordinary course of business or (b) sales or other dispositions expressly permitted under Section 7.2.

“EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Net Income for such period; plus the following:  (a) the following to the extent deducted in calculating such Net Income: (i) Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Net Income, (iv) any expenses of the Company and its Subsidiaries reducing such Net Income which do not represent a cash item in such period or any future period, and (v) any losses arising outside of the ordinary course of business that have been included in the determination of Net Income; and minus (b) the sum of (i) all non-cash items increasing Net Income for such fiscal quarter; (ii) any gains arising  outside of the ordinary course of business that have been included in the determination of Net Income; and (iii) all such Net Income from minority interests in any Person.

“Eligible Assignee” has the meaning set forth in subsection 10.8(g).

“Entitled Land” means unimproved real Property satisfying all of the following conditions: (a) the Company’s intended use of such real Property is permissible under the applicable general plan or its equivalent, (b) such intended use is permissible under any applicable specific plan, zoning classification and development agreement, (c) such real Property has access to roads and utilities adequate for the Company’s intended use, and (d) the Company intends to improve such real property within twenty-four (24) months of its acquisition.

“Environmental Claims” means all investigative, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory actions or claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Laws or for injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, contribution, cost recovery, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from any Property, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws.

“Environmental Indemnity” means the environmental indemnity executed by the Company and delivered to the Administrative Agent, for the benefit of the Banks, pursuant to subsection 4.2.1(a).

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or pubic systems; including CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

“Environmental Permits” has the meaning specified in subsection 5.12(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or 414(c) of the Code (and Sections 414(m) and 414(o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Qualified Plan or a Multi-employer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Qualified Plan or the termination of any Qualified Plan resulting in liability under Sections 4063 or 4064 of ERISA; (c) a complete or partial withdrawal within the meaning of Section 4203 of ERISA by the Company or any ERISA Affiliate from a Multi-employer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multi-employer Plan subject to Title IV of ERISA; (e) the imposition of liability on the Company or any ERISA Affiliate pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (f) the failure by the Company or any member of the Controlled Group to make any required contribution to a Qualified Plan or Multi-employer Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Qualified Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Qualified Plan or the failure to make any required contribution to a Multi-employer Plan; (g) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multi-employer Plan; (h) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (i) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (j) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable; (k) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group may be directly or indirectly liable; (l) the occurrence of an act or omission which could give rise to the imposition on the Company or any ERISA Affiliate of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA in respect of any Plan; (m) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against the Company or any ERISA Affiliate in connection with any such plan; (n) receipt from the Internal Revenue Service of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 401(a) of the Code; or (o) the imposition of a lien pursuant to Sections 401(a)(29) or 412(n) of the Code or pursuant to ERISA.

"Escrow Instructions" means the instructions agreed to by the parties to this Agreement setting forth the duties of the escrow agent, the requirements and obligations of the parties to this Agreement, and certain other conditions and contingencies of the transaction contemplated by this Agreement.

“Estimated Remediation Costs” means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to “cap” or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

"Estoppel Certificates" means the estoppel certificates described in Section 2.16.

"Estoppel and Reaffirmation of SNDAs" means the new tenant estoppel certificates containing reaffirmations of existing SNDAs, as described in Section 2.16.

“Event of Default” means any of the events or circumstances specified in Section 8.1.

“Eurocurrency liabilities” has the meaning specified in subsection 3.3(c).

“Event of Loss” means, with respect to any Approved Parcel, any of the following: (a) any loss or damage to, or destruction of, such Approved Parcel; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Approved Parcel or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Approved Parcel, or confiscation of such Approved Parcel or the requisition of the use of such Approved Parcel.

“Existing Letters of Credit” means the letters of credit listed on Schedule 1.3 hereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereof.

“Fee Letter” has the meaning specified in subsection 2.9.4.

"Financing Statements" means the financing statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) naming the Company or any Guarantor as debtor in favor of the Banks or the Administrative Agent, for the benefit of the Banks, as secured party in connection therewith.

“Fixed Charges” means, for any fiscal quarter, the sum of (a) Interest Expense for such quarter, (b) the principal amount of Indebtedness of the Company and its consolidated Subsidiaries payable during such quarter (excluding any balloon payments payable on the maturity of such Indebtedness), and (c) dividends and distributions payable during such quarter on the Company’s preferred stock (whether or not declared), as evidenced by the most recently delivered consolidated financial statements of the Company.

“Floating Rate Debt” means any Indebtedness listed in paragraph (a) of the definition thereof that bears interest at a rate that is subject to periodic adjustment (either automatically by reference to a fluctuating base or market rate of interest or at the option of the lender) at any time prior to the maturity date of such Indebtedness.

“Foreign Bank” has the meaning set forth in subsection 10.18(a)(i).

“Fund” has the meaning set forth in subsection 10.8(g).

“Funds from Operations” means, for any fiscal quarter, the Net Income of the Company and its Subsidiaries for such quarter calculated in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus real estate depreciation and amortization (excluding amortizating of financing costs), after adjustments for unconsolidated ventures and partnerships (with adjustments for unconsolidated partnerships and ventures calculated to reflect funds from operations on the same basis).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Gross Asset Value” means, at any time, without duplication:  (a) the sum of the following: (i) for all real Property owned by the Company and its consolidated Subsidiaries for four fiscal quarters or more, an amount equal to the Net Operating Income for such real Property for the four most recent fiscal quarters, divided by the Capitalization Rate; (ii) for all real Property owned by the Company and its consolidated Subsidiaries for at last one fiscal quarter but less than four fiscal quarters, an amount equal to four times the Net Operating Income for such real Property for the most recent fiscal quarter, divided by the Capitalization Rate; (iii) for all real Property of the Company and its consolidated Subsidiaries owned for less than one fiscal quarter, the cost basis of such real Property; (iv) the book value as of the end of such fiscal quarter of all construction in process of the Company and its consolidated Subsidiaries as of the end of such fiscal quarter, as evidenced by the most recently delivered consolidated financial statements of the Company; (v) the cost of all unimproved real Property of the Company and its consolidated Subsidiaries as of the end of such fiscal quarter (taking into account any downward adjustment of such cost reflected on the Company’s balance sheet); (vi) cash and the book value of all readily marketable securities owned by the Company and its consolidated Subsidiaries (excluding cash and readily marketable securities that are reserved or subject to restrictions, including tenant deposits); and (v) the book value as of the end of such fiscal quarter of all other non-real Property assets of the Company and its consolidated Subsidiaries other than goodwill and other intangible assets, as evidenced by the most recently delivered consolidated financial statements of the Company; minus (b) corporate general administrative and overhead expenses of the Company and its consolidated Subsidiaries for the most recent trailing four fiscal quarters.

“Guarantor” means each Person that is a party to a Guaranty, including each Material Subsidiary and each owner of an Approved Parcel (other than the Company).

“Guaranty” means each Guaranty made by each Guarantor in favor of the Administrative Agent and the Banks, substantially in the form of Exhibit J.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person.  The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, solid waste, hazardous material or toxic substance, or petroleum or petroleum derived substance or waste, or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material.

“Honor Date” has the meaning specified in subsection 2.4.1(a).

“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all reimbursement obligations with respect to surety bonds, letters of credit and similar instruments (in each case, to the extent material or non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all indebtedness referred to in clauses (a) through (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (g) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.

“Indemnified Liabilities” has the meaning specified in Section 10.5.

“Indemnified Person” has the meaning specified in Section 10.5.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Interest Expense” means, for any fiscal quarter, all interest on Indebtedness of the Company and its consolidated Subsidiaries paid, accrued or capitalized during such quarter in accordance with GAAP, as evidenced by the most recently delivered consolidated financial statements of the Company.

“Interest Payment Date” means the first day of each month following disbursement of the initial Loan.

“Interest Period” means, with respect to any LIBOR Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to a LIBOR Loan and ending on the date that is one (1), two (2), three (3), six (6) or twelve (12) months thereafter, as selected by the Company in its Borrowing Notice or Conversion/Continuation Notice; provided that:

(a)

if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

(b)

any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)

no Interest Period shall extend beyond the Maturity Date.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“JAMS” has the meaning specified in subsection 10.13(a).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer, and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“L/C Advance” means, with respect to each Bank, such Bank’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lending Office” means, as to any Bank, the office specified as its “Lending Office” opposite its name on the signature pages hereto, or such other office as such Bank may specify to the Company and the Administrative Agent from time to time.

“Letter of Credit” means a standby letter of credit issued by the L/C Issuer for the Company’s account pursuant to Section 2.1, and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Fee” has the meaning set forth in subsection 2.9.2.

“Letter of Credit Sublimit” means an amount equal to no more than 10% of Maximum Commitment Amount at any time.  The Letter of Credit Sublimit is part of, and not in addition to, the aggregate Commitment of the Banks.

“Leverage” means, at any time, the ratio of (a) the sum of (i) the total Indebtedness and other consolidated liabilities of the Company and its consolidated Subsidiaries at such time, determined in accordance with GAAP (including as liabilities all L/C Obligations and all net obligations under any Swap Contract); plus (ii) all other liabilities of the Company and its consolidated Subsidiaries secured (or for which the holder of such liability or obligation has an existing right, contingent or otherwise, to be so secured) by any Lien on any property owned or acquired by the Company or any consolidated Subsidiary; plus (iii) all other liabilities and obligations of the Company and its consolidated Subsidiaries that have been (or under GAAP, should be) capitalized for financial reporting purposes; plus (iii) all Contingent Obligations of the Company and its consolidated Subsidiaries at such time; to (b) Gross Asset Value at such time, as evidenced by the most recent certificate of a Responsible Officer of the Company delivered to the Administrative Agent pursuant to subsection 6.2(a) (for purposes of determining the Applicable Margin, the Leverage calculation set forth in such certificate shall be effective during the period from the first day of the first month after the month in which such certificate is delivered to the Administrative Agent through and including the last day of the month in which the next such certificate is delivered to the Administrative Agent pursuant to subsection 6.2(a)).  For purposes of this definition, the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“LIBOR Borrowing” means a Borrowing consisting of LIBOR Loans.

“LIBOR Loan” means a Loan that bears interest based on the LIBOR Rate.

“LIBOR Rate” means for any Interest Period with respect to a LIBOR Loan:

(a)

the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b)

if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c)

if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the lessor’s interest under a capital lease (determined in accordance with GAAP), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement under the UCC or any comparable law naming the owner of the asset to which such lien relates as debtor) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease (determined in accordance with GAAP).

“Loan” means an extension of credit by a Bank to the Company pursuant to Section 2, and may be a Base Rate Loan, a LIBOR Loan or, in the case of the Swing Line Lender, a Swing Loan.

“Loan Documents” means this Agreement, the Revolving Notes, the Collateral Documents, the Environmental Indemnity, the Estoppel Certificates, the Estoppel and Reaffirmation of SNDAs, the SNDAs, the Fee Letter, each Guaranty, the Issuer Documents and all documents delivered to the Administrative Agent, on behalf of the Banks, in connection therewith.

“Major Tenant” means, with respect to any Parcel, a tenant occupying ten percent (10%) or more of the net rentable area of the improvements located on such Parcel.

“Majority Banks” means at any time at least two (2) Banks then holding at least sixty-six and two-thirds percent (66-2/3%) of the then aggregate unpaid principal amount of the Loans (or, if no principal amount is then outstanding, at least two (2) banks then having at least sixty-six and two-thirds percent (66-2/3%) of the unborrowed Commitments); provided, however, that if at any time there is only one Bank, then such one Bank shall constitute Majority Banks; and provided further, however, that the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Majority Banks.

“Margin Stock” means “margin stock” as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of the Company, or the Company and its Subsidiaries taken as a whole; (b) the ability of the Company or any Guarantor to perform under any Loan Document and avoid any Event of Default; (c) the legality, validity, binding effect or enforceability of any Loan Document; or (d) the perfection or priority of any Lien granted to the Administrative Agent under any of the Collateral Documents.

“Material Subsidiary” means any direct or indirect Subsidiary of the Company as to which the Company’s pro rata share of the consolidated assets of such Subsidiary (as reflected on the GAAP-prepared financial statements of such Subsidiary) exceeds $25,000,000 as of the end of any fiscal quarter, with “pro rata” share being the Company’s aggregate effective direct or indirect percentage ownership of the capital investment in such Subsidiary.

“Maturity Date” means March 31, 2007.

“Maximum Commitment Amount” means, at any time, an amount equal to $150,000,000, subject to increase pursuant to, and on the terms and subject to the conditions set forth in, Section 2.19, and to decrease pursuant to the provisions of Section 2.6.

“Maximum Rate” has the meaning set forth in Section 10.19.

“Mortgage” means any deed of trust, mortgage or other document creating a Lien on real property or any interest in real property as security for the Obligations.

“Multi-employer Plan” means a “multi-employer plan” (within the meaning of Section 3(37) of ERISA) to which any member of the Controlled Group (i) makes, is making, or is obligated or has ever been obligated to make, contributions.

“Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries for that period, calculated in accordance with GAAP.

“Net Operating Income” means, for any fiscal quarter for any real Property, the gross operating income for such fiscal quarter of such real Property (determined in accordance with GAAP; provided, however, that rentals included in gross operating income shall be based upon the actual cash rentals payable to the owner of such real Property during such fiscal quarter, without giving effect to straight-line rental accounting under GAAP), adjusted by deducting the aggregate amount of all actual, reasonable and customary property expenses, including operating costs, maintenance and repair costs and administrative costs, management fees, real estate taxes and insurance premiums attributable to such real Property for such fiscal quarter.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments as and when received by the Person making a Disposition, net of: (a) the reasonable direct costs relating to such Disposition (excluding amounts payable to the Company or any Affiliate of the Company), (b) sale, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien encumbering the asset that is the subject of such Disposition.  “Net Proceeds” shall also include proceeds paid on account of any Event of Loss, net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“Notice of Lien” means any “notice of lien” or similar document intended to be filed or recorded with any court, registry, recorder’s office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

“Obligations” means all Loans and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing from the Company or any Guarantor to the Administrative Agent, any Bank or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, and arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired ,and including interest and fees that accrue after the commencement by or against the Company or any Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Ordinary Course of Business” means, in respect of any transaction involving the Company or any Subsidiary of the Company, the ordinary course of such Person’s business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, and (b) for any partnership, the partnership agreement, statement or certificate of partnership and any fictitious business name or other filing relating to such partnership; and (c) for any limited liability company, the certificate or articles of formation or organization and operating agreement and any fictitious business name or other filing relating to such limited liability company.

“Outstanding Amount” means (a) with respect to Loans (including Swing Loans) on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to the issuance, extension or increase of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parcel” means (a) a parcel of real property that (i) is owned in fee by the Company or (ii) in the case of the Adobe Property is ground leased by the Company, and (b) any parcel of real property that is owned in fee by any Guarantor.

“Participant” has the meaning specified in subsection 10.8(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Encumbrances” means, with respect to any Parcel, all matters to which the Administrative Agent consents in writing as exceptions to the Title Policy covering such Parcel.

“Permitted Liens” has the meaning specified in Section 7.1.

“Person” means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which is or was at any time maintained or sponsored by the Company or any member of the Controlled Group or to which the Company or any member of the Controlled Group has ever made, or was ever obligated to make, contributions, including any Multi-employer Plan or Qualified Plan.

“Project” has the meaning specified in subsection 2.15.1(d).

“Property” means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Pro Rata Share” means, as to any Bank at any time, the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of such Bank’s share of the credit and the outstanding Loans.  The initial Pro Rata Share of each Bank is set forth opposite the name of such Bank on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable.

“Qualified Plan” means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multi-employer Plan.

“Reduction Request” has the meaning specified in subsection 2.14(c).

“Release Price” means, with respect to an Approved Parcel, the amount, if any, necessary to reduce the sum of (a) the aggregate principal amount outstanding on the Loans and (b) the aggregate stated amount of all outstanding but undrawn Letters of Credit, to the Availability (computed by excluding the Approved Parcel for which the Company is seeking release), determined on the date of the Company’s request to the Administrative Agent that the Banks release their Lien on such Approved Parcel.

“Reportable Event” means, as to any Plan, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation, or any determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

“Revolving Note” means a promissory note of the Company payable to the order of a Bank in substantially the form of Exhibit C, and any amendments, supplements, modifications, renewals, replacements, consolidations or extensions thereof, evidencing the aggregate indebtedness of the Company to a Bank resulting from Loans made by such Bank pursuant to this Agreement; “Revolving Notes” means, at any time, all of the Revolving Notes executed by the Company in favor of a Bank outstanding at such time.

“Russell Property” means the Company’s fee interest in that certain real property located at 5720-5740 S. Arville Street, Las Vegas, Nevada.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

"Short Form Modification Agreement" has the meaning specified in subsection 4.2.1(b).

"SNDAs" means the subordination, nondisturbance and attornment agreements described in Section 2.16.

“Sole Lead Arranger” means Banc of America Securities LLC in its capacity as sole lead arranger and sole book manager for the Banks hereunder.

“Solvent” means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act and any other applicable fraudulent conveyance statute; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Special Rules” means the rules for arbitration set forth in subsection 10.13(b).

“Subsidiary” of a Person means any corporation, limited liability company, partnership, joint venture, association or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Bank or any Affiliate of a Bank).

“Swing Line” has the meaning specified in subsection 2.2.1.

“Swing Line Availability” means, at any time, the difference between (a) the least of (i) $25,000,000, (ii) the Total Approved Parcel Value at such time and (iii) the Maximum Commitment Amount at such time, and (b) the principal amount outstanding under the Swing Line at such time.  The Swing Line Availability is part of, and not in addition to, the Availability.

“Swing Line Lender” means Bank of America, in its capacity as the maker of Swing Loans under Section 2.2.

“Swing Loan” has the meaning specified in subsection 2.2.1.

“Tangible Net Worth” means, at any time, the total consolidated stockholders’ equity of the Company and its consolidated Subsidiaries at such time, determined in accordance with GAAP, exclusive of minority interests, and excluding as assets (a) any loans to tenants for tenant improvements and (b) assets considered to be intangible assets under GAAP, including without limitation, goodwill.

“Title Policy” means any policy of title insurance required pursuant to this Agreement.

“Total Approved Parcel Value” means, at any time, the sum of the Approved Parcel Values for all of the Approved Parcels at such time.

“Transferee” has the meaning specified in subsection 10.8(i).

“Type” means, in connection with a Loan, the characterization of such loan as a Base Rate Loan or a LIBOR Loan.

“UCC” means the Uniform Commercial Code as in effect in any jurisdiction, as the same may be amended, modified or supplemented from time to time.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used by the Plan’s actuaries for funding the Plan pursuant to section 412 of the Code for the applicable plan year.

“Unreimbursed Amounts” has the meaning specified in subsection 2.4.1(a).

1.2

Other Interpretive Provisions.

1.2.1

Use of Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement.  The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

1.2.2

Certain Common Terms.

(a)

The Agreement.  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

(b)

Documents.  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(c)

Including.  The term “including” is not limiting, and means “including without limitation.”

(d)

Performance.  Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including”.  If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking or not taking such action.

(e)

Contracts.  Unless otherwise expressly provided in this Agreement, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)

Laws.  References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(g)

Captions.  The captions and headings of this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

(h)

Independence of Provisions.  The parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

(i)

Exhibits and Schedules.  All of the exhibits and schedules attached to this Agreement are incorporated herein by this reference.

1.2.3

Accounting Principles.

(a)

Accounting Terms.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

(b)

Fiscal Periods.  References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Company.

2.

The Credit.

2.1

Amount and Terms of Commitment.  Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth,

(a)

to make Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Maturity Date for the purpose of (i) facilitating the Company’s acquisition of improved real property (subject to the provisions of Section 7.13), (ii) financing the Company’s operations, including development activities (subject to the provisions of Sections 7.16 and 7.17), and (iii) providing working capital to the Company, in an aggregate amount not to exceed such Bank’s Pro Rata Share of the Availability, and

(b)

to fund drawings on any Letters of Credit that the L/C Issuer issues for the Company’s account from time to time, in an aggregate amount not to exceed at any time outstanding such Bank’s Pro Rata Share of the amount of such drawing.  On the date that the L/C Issuer issues a Letter of Credit for the Company’s account, each Bank shall be deemed to have unconditionally and irrevocably purchased from the L/C Issuer a pro rata risk participation in the stated amount of such Letter of Credit, without recourse or warranty, in an amount equal to such Bank’s Pro Rata Share of the stated amount of such Letter of Credit.

The L/C Issuer agrees to issue Letters of Credit for the Company’s account on any Business Day during the period from the Closing Date to the date that is three (3) months prior to the Maturity Date, for any purpose directly related to the Company’s continuing operations, in an aggregate amount not to exceed the Letter of Credit Sublimit; provided, however, that no Letter of Credit shall have an expiry date later than the then-applicable Maturity Date.   All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

Notwithstanding any contrary provision of this Agreement, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Borrowing Base, and the Outstanding Amount of L/C Obligations shall be considered a portion of the principal amount outstanding on the Loans for purposes of determining (x) the amount of Availability remaining available for disbursement and (y) mandatory repayments under subsection 2.7.2.  Within the limits of the Availability, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1 prior to the Maturity Date, repay pursuant to Section 2.7 and reborrow pursuant to this Section 2.1 prior to the Maturity Date.

2.1.2

No Obligation to Issue Letters of Credit Under Certain Circumstances.  The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(a)

any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(b)

the issuance of such Letter of Credit would violate any laws or one or more policies of the L/C Issuer; or

(c)

a default of any Bank’s obligations to fund under subsection 2.4.1(f) exists or any Bank is at such time a Defaulting Bank hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Company or such Bank to eliminate the L/C Issuer’s risk with respect to such Bank.

Letters of Credit shall be issued only for drawing in United States Dollars.  No Letters of Credit with automatic extension or reinstatement provisions shall be permitted.

2.1.3

Letter of Credit Amendments.  The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

2.1.4

Applicability of ISP98.  Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

2.2

Swing Line.

2.2.1

Swing Loans.  Upon the Company’s request, and subject to the terms and conditions of this Agreement, the Swing Line Lender may, in its sole and absolute discretion, on and after the Closing Date and prior to the Maturity Date, provide to the Company a swing line credit facility (the “Swing Line”) of up to $25,000,000; provided that the Swing Line Lender shall not in any event be permitted to make any Loan under the Swing Line (each a “Swing Loan”) if, after giving effect thereto, (i) the sum of the Outstanding Amount of all Loans (including Swing Loans) plus the Outstanding Amount of all L/C Obligations would exceed the Availability at such time, or (ii) the aggregate principal amount of all then-outstanding Swing Loans made by the Swing Line Lender would exceed the Swing Line Availability at such time.  Within the limits of the Swing Line Availability, the Company may borrow under this subsection 2.2.1 prior to the Maturity Date, repay pursuant to subsections 2.2.3 or 2.2.4 and reborrow pursuant to this subsection 2.2.1 prior to the Maturity Date.  Notwithstanding any contrary provision of this Section 2.2, the Swing Line Lender shall not at any time be obligated to make any Swing Loan.  The Company shall not use the proceeds of any Swing Loan to refinance any outstanding Swing Loan.

2.2.2

Interest on Swing Loans.  Notwithstanding the provisions of subsections 2.8.1 and 2.8.2, each Swing Loan outstanding under the Swing Line shall accrue interest at a rate per annum equal to the interest rate applicable to a Base Rate Loan, which interest shall be payable in arrears on each Interest Payment Date and on the due date for Swing Loans set forth in subsection 2.2.3, and shall be payable to the Administrative Agent for the account of the Swing Line Lender; provided that, notwithstanding any other provision of this Agreement, each Swing Loan shall bear interest for a minimum of one (1) day.

2.2.3

Principal Payable on Swing Loans.  Notwithstanding the provisions of Section 2.7, the principal outstanding under the Swing Line shall be due and payable:

(a)

at or before 12:00 noon., San Francisco time, on the third Business Day immediately following any date on which a Swing Loan is made under the Swing Line; and

(b)

in any event on the Maturity Date;

provided that, if no Event of Default has occurred and remains uncured, and the Company is permitted to borrow Loans under the terms of this Agreement (the Availability being determined for such purpose without giving effect to any reduction thereof occasioned by such Swing Loans due and payable), at the time such Swing Loans are due, then unless the Company notifies the Swing Line Lender that it will repay such Swing Loans on their due date, the Company shall be deemed to have submitted a Borrowing Notice for Base Rate Loans in an amount necessary to repay such Swing Loans on their due date, and the provisions of Section 2.4 concerning (i) the minimum principal amounts required for Borrowings and (ii) the funding of requested Borrowings as Swing Loans shall not apply to Loans made pursuant to this subsection 2.2.3.

2.2.4

Prepayments of Swing Loans.  Notwithstanding the provisions of subsection 2.7.1, the Company may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swing Loans, without incurring any premium or penalty; provided that:

(a)

each such voluntary prepayment shall require prior written notice given to the Administrative Agent and Swing Line Lender no later than 10:00 a.m., San Francisco time, on the day on which the Company intends to make a voluntary prepayment, and

(b)

each such voluntary prepayment shall be in a minimum amount of $250,000 (or, if less, the aggregate outstanding principal amount of all Swing Loans then outstanding).

2.2.5

Funding of Participations.  Each Bank shall be deemed to have unconditionally and irrevocably purchased a pro rata risk participation from the Swing Line Lender in the Swing Loans, without recourse or warranty, in an amount equal to such Bank’s Pro Rata Share of such Swing Loans.  The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Loans.  Until each Bank funds its Base Rate Loan or risk participation pursuant to this Section 2.2 to refinance such Bank’s Pro Rata Share of any Swing Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.  From and after the date that any Bank funds such participation pursuant to this Section 2.2, such Bank shall, to the extent of its Pro Rata Share, be entitled to receive a ratable portion of any payment of principal and/or interest received by the Swing Line Lender on account of such Swing Loans, payable to such Bank promptly upon such receipt.  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Bank shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.

2.2.6

Refinancing of Swing Loans.

(a)

The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Bank make a Base Rate Loan in an amount equal to such Bank's Pro Rata Share of the amount of Swing Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Borrowing Notice issued under Section 2.4 for purposes hereof) and in accordance with the requirements of Section 2.4, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Commitments and the conditions set forth in Section 4.3.  The Swing Line Lender shall furnish the Company with a copy of the applicable Borrowing Notice promptly after delivering such Borrowing Notice to the Administrative Agent.  Each Bank shall make an amount equal to its Pro Rata Share of the amount specified in such Borrowing Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Borrowing Notice (which shall be no less than one (1) Business Day after delivery of such Borrowing Notice) subject to subsection 2.2.6(b).  Each Bank that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(b)

If for any reason any Swing Loan cannot be refinanced by such a Borrowing in accordance with subsection 2.2.6(a), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Banks fund its risk participation in the relevant Swing Loan and each Bank’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to subsection 2.2.6(a) shall be deemed payment in respect of such participation.

(c)

If any Bank fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Bank pursuant to the foregoing provisions of this subsection 2.2.6 by the time specified in subsection 2.2.6(a), the Swing Line Lender shall be entitled to recover from such Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the Swing Line Lender submitted to any Bank (through the Administrative Agent) with respect to any amounts owing under this subsection 2.2.6(c) shall be conclusive absent manifest error.

(d)

Each Bank’s obligation to make Loans or to purchase and fund risk participations in Swing Loans pursuant to this subsection 2.2.6 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Bank’s obligation to make Loans pursuant to this subsection 2.2.6 is subject to the conditions set forth in Section 4.3.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Loans, together with interest as provided herein.

2.2.7

Termination of Swing Line.  At any time during the continuance of an Event of Default, the Swing Line Lender may, without the Company’s consent, upon one (1) Business Day’s notice to the Company and the Banks, terminate the Swing Line and cause Base Rate Loans to be made by the Banks in an aggregate amount equal to the amount of principal and interest outstanding under the Swing Line (the Availability being determined for such purpose without giving effect to any reduction thereof occasioned by such Swing Loans), and the conditions precedent set forth in Section 2.4 and Section 4.3, and any requirement of Section 2.4 that a Borrowing be funded as a Swing Loan shall not apply to such Loans.  The proceeds of such Loans shall be paid to the Swing Line Lender to retire the outstanding principal and interest owing under the Swing Line.

2.2.8

No Swing Loans Upon Default.  The Swing Line Lender shall not, without the approval of all Banks, make a Swing Loan if the Swing Line Lender then has actual knowledge that a Default has occurred and is continuing.

2.3

Loan Accounts; Revolving Notes.

2.3.1

Loan Accounts.  The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank and by the Administrative Agent in the ordinary course of business.  The loan accounts or records maintained by the Administrative Agent and each Bank shall, absent manifest error, be conclusive of the amounts of the Loans made by the Banks to the Company and the interest and payments thereon.  Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the Company’s obligations hereunder to pay any amount owing with respect to the Loans.

2.3.2

Revolving Notes.  The Loans made by each Bank shall be evidenced by a Revolving Note payable to the order of such Bank in an amount equal to such Bank’s Pro Rata Share of the Maximum Commitment Amount on the Closing Date.  In addition, the Swing Loans made by the Swing Line Lender shall be evidenced by a Revolving Note payable to the order of the Swing Line Lender in the amount of $25,000,000.  Such Bank may endorse on the schedule annexed to its Revolving Note(s) the date, amount and maturity of each Loan that it makes (which shall not include undrawn amounts on outstanding Letters of Credit, but shall include the amounts of any drawings on outstanding Letters of Credit), the purpose of the Loan, the amount of each payment of principal that the Company makes with respect thereto and the source of the funds from which each principal payment is made.  The Company irrevocably authorizes each Bank to endorse its Revolving Note(s), and such Bank’s record shall be conclusive absent manifest error; provided, however, that any Bank’s failure to make, or its error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the Company’s obligations to such Bank hereunder or under its Revolving Note(s).

2.4

Procedure for Obtaining Credit.  Each Borrowing shall be made and each Letter of Credit shall be issued upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Borrowing Notice (which notice must be received by the Administrative Agent prior to 9:30 a.m., San Francisco time, (i) three (3) Business Days prior to the requested borrowing date, in the case of LIBOR Loans, or (ii) one (1) Business Day prior to the requested borrowing date, in the case of Base Rate Loans, or (iii) on the requested borrowing date, in the case of Swing Loans, or (iv) five (5) Business Days prior to the requested issuance date of a Letter of Credit), specifying:

(a)

the amount of the Borrowing or the Letter of Credit, which in the case of a Borrowing shall be in an aggregate principal amount of (i) $500,000 and increments of $50,000 in excess thereof for Base Rate Borrowings or Swing Loans, and (ii) $1,000,000 and increments of $100,000 in excess thereof for any LIBOR Borrowings;

(b)

the requested Borrowing or Letter of Credit issuance date, which shall be a Business Day;

(c)

in the case of a Borrowing, the Type of Loans comprising the Borrowing;

(d)

in the case of a LIBOR Borrowing, the duration of the Interest Period applicable to the Loans comprising such LIBOR Borrowing.  If the Borrowing Notice fails to specify the duration of the Interest Period for the Loans comprising a LIBOR Borrowing, such Interest Period shall be thirty (30) days.

In addition to the foregoing, the case of a request for an initial issuance of a Letter of Credit, the Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer:  (i) the documents to be presented by the beneficiary thereof in case of any drawing thereunder; (ii) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (iii) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the Company shall furnish to the L/C Issuer, and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.  Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Bank, the Administrative Agent or the Company, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Bank’s Pro Rata Share times the amount of such Letter of Credit.

Notwithstanding the foregoing provisions of this Section 2.4, any amount drawn under a Letter of Credit shall, from and after the date on which such drawing is made, constitute a Borrowing for all purposes under this Agreement (including accrual and payment of interest and repayment of principal) other than disbursement of Loan proceeds under this Section 2.4, and shall be subject to the provisions of subsection 2.4.1 hereof.  Unless the Company’s Borrowing Notice expressly requests a LIBOR Borrowing, a Base Rate Borrowing in an amount in excess of the Swing Line Availability or the issuance of a Letter of Credit, each requested Borrowing shall initially be funded as a Swing Loan, and shall be subject to the provisions of Section 2.2. Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan made as, or converted into or continued as, a LIBOR Loan.  After giving effect to any Loan, there shall not be more than six (6) different Interest Periods in effect.

1.1.1

Letter of Credit Drawings and Reimbursements; Funding of Participations.

(a)

Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof.  Not later than 11:00 a.m., San Francisco time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Bank of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Bank’s Pro Rata Share thereof.  In such event, the Company shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.4 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 4.3 (other than the delivery of a Borrowing Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this subsection 2.4.1(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b)

Each Bank shall upon any notice pursuant to subsection 2.4.1(a) make funds available to the Administrative Agent for the account of the L/C Issuer, at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., San Francisco time, on the Business Day specified in such notice by the Administrative Agent (which day shall be at least one (1) Business Day after delivery of such notice), whereupon, subject to the provisions of subsection 2.4.1(c), each Bank that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(c)

With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.3 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer, an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate set forth in subsection 2.8.3.  In such event, each Bank’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to subsection 2.4.1(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this subsection 2.4.1.

(d)

Until each Bank funds its Loan or L/C Advance pursuant to this subsection 2.4.1 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Bank’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(e)

Each Bank’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer, for amounts drawn under Letters of Credit, as contemplated by this subsection 2.4.1, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the L/C Issuer, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default (subject to the proviso hereto), or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Bank’s obligation to make Loans pursuant to this subsection 2.4.1 is subject to the conditions set forth in Section 4.3 (other than delivery by the Company of a Borrowing Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(f)

If any Bank fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Bank pursuant to the foregoing provisions of this subsection 2.4.1 by the time specified in subsection 2.4.1(b), the L/C Issuer, shall be entitled to recover from such Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the L/C Issuer submitted to any Bank (through the Administrative Agent) with respect to any amounts owing under this subsection 2.4.1(f) shall be conclusive absent manifest error.

1.1.2

Repayment of Participations.

(a)

At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Bank such Bank’s L/C Advance in respect of such payment in accordance with subsection 2.4.1, if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Bank its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(b)

If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to subsection 2.4.1(a) is required to be returned under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the L/C Issuer, in its discretion), each Bank shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Bank, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

1.1.3

Obligations Absolute.  The obligation of the Company to reimburse the L/C Issuer, for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a)

any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(b)

the existence of any claim, counterclaim, set-off, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c)

any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d)

any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any insolvency or bankruptcy law; or

(e)

any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer.  The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

1.1.4

Role of Letter of Credit Issuer.  Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Bank for (a) any action taken or omitted in connection herewith at the request or with the approval of the Banks or the Majority Banks, as applicable; (b) any action taken or omitted in the absence of gross negligence or willful misconduct; or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (a) through (e) of subsection 2.4.3; provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the willful misconduct or gross negligence of the L/C Issuer or the willful failure of the L/C Issuer to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

1.1.5

Cash Collateral.  Upon the request of the Administrative Agent, (a) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (b) if, as of the Letter of Credit expiration date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Company shall immediately Cash Collateralize the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (determined as of the date of such L/C Borrowing or the Letter of Credit expiration date, as the case may be).  Sections 2.7.2 and 8.2.3 set forth certain additional requirements to deliver Cash Collateral hereunder.  “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Bank).  Derivatives of such term have corresponding meanings.  The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Banks, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

1.1.6

Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of the Letter of Credit Application, the terms hereof shall control.

1.1.7

Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

1.2

Conversion and Continuation Elections.

1.2.1

Elections to Convert and Renew.  The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.5.2:

(a)

elect to convert, on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $1,000,000 and increments of $100,000 in excess thereof) into LIBOR Loans;

(b)

elect to convert on any Interest Payment Date any LIBOR Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $500,000 into Base Rate Loans; or

(c)

elect to renew on any Interest Payment Date any LIBOR Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000 and increments of $100,000 in excess thereof);

provided, that if the aggregate amount of LIBOR Loans in respect of any Borrowing shall have been reduced, by payment, prepayment or conversion of part thereof, to less than $1,000,000, such LIBOR Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, LIBOR Loans shall terminate.

1.2.2

Notice of Conversion/Continuation. The Company shall deliver by telex, cable or facsimile, confirmed immediately in writing, a Notice of Conversion/Continuation (which notice must be received by the Administrative Agent not later than 9:30 a.m. San Francisco time, (i) at least three (3) Business Days prior to the Conversion Date or continuation date, if the Loans are to be converted into or continued as LIBOR Loans, or (ii) on the Conversion Date, if the Loans are to be converted into Base Rate Loans) specifying:

(a)

the proposed Conversion Date or continuation date;

(b)

the aggregate amount of Loans to be converted or continued;

(c)

the nature of the proposed conversion or continuation; and

(d)

if the Company elects to convert a Base Rate Loan into a LIBOR Loan or elects to continue a LIBOR Loan, the duration of the Interest Period applicable to such Loan.  If the Conversion/Continuation Notice fails to specify the duration of the Interest Period for a LIBOR Loan, such Interest Period shall be thirty (30) days.

1.2.3

Failure to Select New Interest Period.  If upon the expiration of any Interest Period applicable to LIBOR Loans the Company has failed to select a new Interest Period to be applicable to LIBOR Loans, or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert LIBOR Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

1.2.4

Number of Interest Period.  Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than six (6) different Interest Periods in effect.

1.3

Voluntary Termination or Reduction of Commitment.  The Company may, upon not less than 30 days’ prior written notice to the Administrative Agent, terminate the Banks’ commitment to make Loans to the Company or issue Letters of Credit for the Company’s account, or permanently reduce the Maximum Commitment Amount by a minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof, unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the sum of the aggregate principal amount of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations would exceed the Availability.  Once reduced in accordance with this Section 2.6, the Maximum Commitment Amount may not be increased.  Any reduction of the commitment amounts shall be applied to each Bank according to its Pro Rata Share.  No commitment or extension fees paid prior to the effective date of any reduction of the Maximum Commitment Amount or termination of the Banks’ commitment to make Loans to the Company or issue Letters of Credit for the Company’s account shall be refunded.

1.4

Principal Payments.

1.4.1

Optional Repayments.  Subject to the provisions of Section 3.4, the Company may, at any time or from time to time, upon at least one (1) Business Day’s prior written notice to the Administrative Agent with respect to any Base Rate Loan, or upon at least three (3) Business Day’s prior written notice to the Administrative Agent with respect to any LIBOR Loan, ratably prepay Loans other than Swing Loans in part in an amount not less than $500,000 for Base Rate Loans or $1,000,000 for LIBOR Loans; provided, however, that subject to the provisions of Sections 2.6 and 2.13, the Company shall not repay the Loans other than Swing Loans in full prior to the Maturity Date, and there shall be deemed outstanding at all times prior to the Maturity Date principal in the amount of at least $10 to the extent necessary to maintain the liens granted in the Collateral Documents.  Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be repaid.  The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank’s Pro Rata Share of such prepayment.  If the Company gives a prepayment notice to the Administrative Agent, such notice is irrevocable and the prepayment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid, if required by the Administrative Agent, and all amounts required to be paid pursuant to Section 3.4.

1.4.2

Mandatory Repayments.

(a)

Availability Limit.  Should the Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations at any time exceed the Availability, the Company shall immediately repay such excess to the Administrative Agent, for the account of the Banks and/or deliver to Administrative Agent Cash Collateral pursuant to subsection 2.4.5 hereof, in the amount of the excess of the outstanding but undrawn Letters of Credit over the Availability.

(b)

Approved Parcel Dispositions.  If the Company or any Guarantor shall at any time or from time to time agree to enter into a Disposition, or shall suffer an Event of Loss in which the anticipated Net Proceeds exceed $250,000, then (i) the Company shall promptly notify the Administrative Agent of such proposed Disposition or such Event of Loss (including the amount of the estimated Net Proceeds to be received by the Company or its Subsidiary in respect thereof) and (ii) promptly upon receipt by the Company or such Guarantor of the Net Proceeds of such Disposition or Event of Loss, the Company shall ratably repay the Loans in an aggregate amount equal to the Release Price, in the case of a Disposition, or the amount of such Net Proceeds, in the case of an Event of Loss; provided, however, that if any Disposition would cause the number of Approved Parcels to be less than seven (7), the Company shall repay the principal amount of all outstanding Loans, together with all accrued but unpaid interest thereon and all other amounts then owing under this Agreement, upon the closing of such Disposition.

(c)

Application of Repayments.  Any repayments pursuant to this subsection 2.7.2 shall be (i) subject to Section 3.4, and (ii) applied first to any Base Rate Loans then outstanding and then to LIBOR Loans with the shortest Interest Periods remaining.  Notwithstanding any contrary provision of this subsection 2.7.2, but subject to the provisions of Section 2.6, there shall be deemed outstanding on the Loans other than Swing Loans at all times prior to the Maturity Date principal in the amount of at least $10 to the extent necessary to maintain the liens granted in the Collateral Documents.

1.4.3

Repayment at Maturity.  The Company shall repay the principal amount of all outstanding Loans on the Maturity Date or, if earlier, upon termination of the Banks’ Commitments pursuant to Section 2.6.

1.5

Interest.

1.5.1

Accrual Rate.  Subject to the provisions of subsection 2.8.3, each Loan shall bear interest on the outstanding principal amount thereof from the date when made (which, in the case of a drawing on a Letter of Credit, is the date of such drawing) until it becomes due at a rate per annum equal to LIBOR or the Base Rate, as the case may be, plus the Applicable Margin.

1.5.2

Payment.  Interest on each Loan shall be payable in arrears on each Interest Payment Date.  Interest shall also be payable on the date of any repayment of Loans pursuant to subsections 2.7.1 or 2.7.2 for the portion of the Loans so repaid, if required by the Administrative Agent, and upon payment (including prepayment) of the Loan in full.  During the existence of any Event of Default, interest shall be payable on demand.

1.5.3

Default Interest.  Commencing (a) ten (10) Business Days after the occurrence of any Event of Default under subsection 8.1.3 or (b) upon the occurrence of any other Event of Default, and continuing thereafter while such Event of Default remains uncured, or after maturity or acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum which is determined by adding 3.00% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 3.00%; provided, however, that on and after the expiration of any Interest Period applicable to any LIBOR Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 3.00%.

1.5.4

Maximum Legal Rate.  Notwithstanding any contrary provision this Agreement, the Company’s obligations to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that such Bank’s contracting for or receiving such payment would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that such Bank may lawfully contract for, charge or receive, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

1.6

Fees.

1.6.1

Unused Fee.  The Company shall pay to the Administrative Agent, for the account of the Banks (based on the allocations set forth below or such other allocations as may be agreed to by or among the Banks, or any of them, in writing from time to time), an unused commitment fee equal to (a) 0.25% times the actual daily amount by which the Maximum Commitment Amount exceeds the sum of the Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations hereunder, if the weighted average principal amount of Loans and undrawn Letters of Credit outstanding hereunder during such calendar quarter is less than fifty percent (50%) of the weighted average Maximum Commitment Amount during such calendar quarter, or (b) 0.15% times the actual daily amount by which the Maximum Commitment Amount exceeds the sum of the Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations, if the weighted average principal amount of Loans and undrawn Letters of Credit outstanding hereunder during such calendar quarter is greater than or equal to fifty percent (50%) of the weighted average Maximum Commitment Amount during such calendar quarter, in each case measured quarterly and payable quarterly in arrears on each October 1, January 1, April 1, July 1, and commencing July 1, 2004 (for the calendar quarter ending June 30, 2004).

1.6.2

Letter of Credit Fees.  The Company shall pay to the Administrative Agent for the account of each Bank in accordance with its Pro Rata Share, a Letter of Credit Fee (the “Letter of Credit Fee”) equal to the Applicable Margin for LIBOR Loans times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  The Letter of Credit Fees shall be (a) computed on a quarterly basis in arrears and (b) be due and payable quarterly in arrears on each October 1, January 1, April 1 and July 1, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit expiration date and thereafter on demand.  Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the rate equal to the Applicable Margin for LIBOR Loans plus 3.00%.

1.6.3

Fronting Fee and Documentary and Processing Charges Payable to the L/C Issuer.  The Company shall pay directly to the L/C Issuer, for its own account, a per annum fronting fee with respect to each Letter of Credit in the amount equal to 12.50 basis points multiplied by the maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  Such fronting fee shall be paid annually in advance, on the date of the issuance of such Letter of Credit, and on each annual anniversary thereafter.  In addition, the Company shall pay directly to the L/C Issuer for its own account (a) an annual administrative fee of either $1,500 or $3,500 per Letter of Credit, which administrative fee shall be due upon the issuance, renewal or amendment of any Letter of Credit and on each yearly anniversary thereof (the $3,500 fee shall be paid upon a determination made by the L/C Issuer, in its sole discretion, that the Letter of Credit is complex or requires special handling or other significant involvement of the L/C Issuer), and (b) the other customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

1.6.4

Other Fees.  In addition, the Company shall pay to the Administrative Agent, for its own account or for the account of the Banks, as applicable, such fees as required by the letter agreement of even date herewith (the “Fee Letter”) between the Company and the Administrative Agent.

1.7

Computation of Fees and Interest.  All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of interest and fees under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest or fees being paid than if computed on the basis of a 365-day year.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.  Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.  Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

1.8

Payments by the Company.

(a)

All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set off or counterclaim and shall, except as otherwise expressly provided herein, be made to the Administrative Agent for the account of the Banks at the Administrative Agent’s Payment Office, in dollars and in immediately available funds, no later than 12:00 noon, San Francisco time on the date specified herein.  The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received.  Any payment received by the Administrative Agent later than 12:00 noon, San Francisco time shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)

Subject to the provisions set forth in the definition of the term “Interest Period,” whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)

Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due and payable to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such date an amount equal to the amount then due and payable to such Bank.  If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand the amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

1.9

Payments by the Banks to the Administrative Agent.

(a)

With respect to any Borrowing, unless the Administrative Agent receives notice from a Bank at least one (1) Business Day prior to the date of such Borrowing, that such Bank will not make available to the Administrative Agent, for the account of the Company, the amount of that Bank’s Pro Rata Share of the Borrowing as and when required hereunder, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount.  If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall, on the Business Day following such Borrowing date, make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period.  A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 2.12 shall be conclusive absent manifest error.  If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank’s Loan on the date of Borrowing for all purposes of this Agreement.  If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.  Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Company may have against any Bank as a result of any default by such Bank hereunder.

(b)

The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any borrowing date.

1.10

Sharing of Payments, Etc.  If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Obligations owing to it any payment (whether voluntary, involuntary, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded, and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank’s ratable share (according to the proportion of (i) the amount of such paying Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.  The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (other than the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

1.11

Security; Appraisal of Approved Parcels.

(a)

All obligations of the Company under this Agreement, the Revolving Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

(b)

Notwithstanding any contrary provision of Section 4.1, the Administrative Agent and each Bank acknowledges that, as of the date of this Agreement, each of the Parcels identified on Exhibit E is an Approved Parcel having the Appraised Value set forth therein.

(c)

In the event the quarterly operating statements and rent rolls delivered to the Banks pursuant to subsection 6.1(c) show that either:

(i)

less than eighty-five percent (85%) of the net rentable area of the improvements on the Approved Parcels, in the aggregate, are leased to, and are occupied by, paying tenants under signed leases; or

(ii)

less than seventy-five percent (75%) of the net rentable area of the improvements on any Approved Parcel are leased to, and are occupied by, paying tenants under signed leases (provided that, if the test under clause (i) is met, then a maximum of twenty percent (20%) of the net rentable area of the Approved Parcels, in the aggregate, may be comprised of real Property with less than such seventy-five percent (75%) occupancy);

any Bank may submit a written request (a “Reduction Request”) to the Administrative Agent that the Approved Parcel Value be reduced to $0 for a sufficient number of Approved Parcels such that each of the tests indicated in clauses (i) and (ii) above are met.  The Administrative Agent shall provide each Bank with written notice of the Reduction Request and shall request each Bank’s written consent to such Reduction Request.  Any reduction of the Approved Parcel Value for any of the Approved Parcels pursuant to this subsection 2.14(c) shall require the consent of the Majority Banks.  Upon the reduction of the Approved Parcel Value for any of the Approved Parcels pursuant to this subsection 2.14(c), the Borrowing Base and the Availability shall be recomputed taking account of such reduction.  The Company may, at any time, request that the Approved Parcel Value any of the Approved Parcels that has been reduced pursuant to this subsection 2.14(c) be redetermined by providing the Banks with (A) a certified rent roll showing that the tests under clauses (i) and (ii) above have been met, and (B) an operating statement for the applicable Approved Parcel(s) as of the most recent calendar month, and, following receipt of such certified rent roll and operating statement, the Approved Parcel Value shall automatically be redetermined for the applicable Approved Parcel(s) based on the operating statement delivered with the certified rent roll and the Borrowing Base and the Availability shall be recomputed taking account of such increased Approved Parcel Value.

(d)

At any time and from time to time the Administrative Agent shall have the right to obtain a new Appraisal of any Approved Parcel; provided, however, that so long as no Event of Default has occurred and remains uncured, the Company shall pay the cost of only one such Appraisal of each Approved Parcel during any twenty-four (24) consecutive calendar month period.  For each Approved Parcel, the Company may request in writing, not more often than once during any twelve (12) consecutive calendar month period, that the Administrative Agent obtain a new Appraisal of such Approved Parcel at the Company’s sole expense.

1.12

Release of Lien on Approved Parcel.

1.12.1

Release Conditions.  The Administrative Agent shall reconvey and release its Lien on an Approved Parcel upon the Company’s satisfaction of all of the following conditions precedent:

(a)

The Company shall have submitted to the Administrative Agent a written request that the Administrative Agent reconvey and release its Lien on such Approved Parcel;

(b)

The Company shall have paid to the Administrative Agent, for the account of the Banks, the lesser of (i) the Release Price for such Approved Parcel, or (ii) the then-outstanding aggregate principal amount of the Loans;

(c)

There shall have occurred no Default or Event of Default that remains uncured, and the Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer;

(d)

The Approved Parcel to be reconveyed constitutes a legally separable and transferable lot or parcel under all applicable laws, ordinances, rules and regulations relating to the subdivision or parceling of real property and the transfer thereof, and in addition, if the Approved Parcel to be reconveyed is part of a business or industrial park or other multi-building project ("Project"), there is a recorded reciprocal easement agreement, covenants, conditions and restrictions, and/or comparable document(s) in effect sufficient in the reasonable judgment of the Administrative Agent to ensure that (i) all necessary access rights, utility connections, parking rights, support easements, and similar rights are provided for the benefit of all other Approved Parcels that are also part of such Project but that are not being released, and (ii) enforceable agreements are in place for the ratable sharing of all related property costs associated with such matters and otherwise to ensure the lawful, proper and efficient operation, leasing, and management of any such unreleased Approved Parcels; and

(e)

Upon the Administrative Agent’s request, the Administrative Agent has been furnished, at the Company’s sole cost, with a CLTA form 111 indorsement or such other indorsements to any Title Policy as the Administrative Agent may require, assuring the Administrative Agent that the reconveyance will not result in the subordination of the lien of any Mortgage as to the remaining Approved Parcels to any other lien or claim affecting any such Approved Parcels.

The foregoing conditions precedent are solely for the benefit of the Administrative Agent and the Banks, and may be waived in a writing signed by the Administrative Agent, with the consent of the Majority Banks, and in no other manner.

1.12.2

Application of Release Price.  The Release Price of each Approved Parcel shall be applied, in the Administrative Agent’s sole discretion, first to any amounts due hereunder and under the other Loan Documents, other than interest or principal then due and payable, then to interest then due, and then to the prepayment of principal (first to any Base Rate Loans then outstanding and then to LIBOR Loans with the shortest Interest Periods remaining).

1.12.3

Release of Subsidiary Guarantor.  Upon the reconveyance and release of the Administrative Agent’s Lien on an Approved Parcel pursuant to subsection 2.15.1, if the owner of such Approved Parcel is a Subsidiary of the Company, and provided that each of the release conditions set forth in subsection 2.15.1 have been met, the Administrative Agent, for itself and on behalf of the Banks, shall release such Subsidiary from its obligations under its Guaranty if (i) such Guarantor is not, or no longer qualifies as, a Material Subsidiary, and (ii) any real Property owned by such Subsidiary no longer qualifies as, or is removed as, an Approved Parcel in a transaction permitted under this Agreement and as a consequence thereof such Subsidiary no longer owns an Approved Parcel; provided that in the case of the foregoing, the Administrative Agent shall release such Subsidiary from its obligations under its Guaranty only if the Administrative Agent is satisfied that:  (i) no Default or Event of Default exists; and (ii) the Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations do not exceed the Availability; and (iii) the Company has delivered to the Administrative Agent a certificate of a Responsible Officer of the Company, certifying as to the matters set forth in the foregoing clauses (i) and (ii).  Upon the release of the Guaranty as provided in this subsection 2.15.3, any real Property owned by such Subsidiary shall not constitute an Approved Parcel and shall not be included in the Borrowing Base.

1.13

Tenant Documents.  The Company shall deliver to the Administrative Agent (or cause any Subsidiary of the Company to deliver to the Administrative Agent), within sixty (60) days after the recording of a Mortgage encumbering a Parcel for the benefit of the Administrative Agent and the Banks:  (a) estoppel certificates (“Estoppel Certificates”) and/or subordination, nondisturbance and attornment agreements (“SNDAs”), as required by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, executed by each tenant whose lease covers at least twenty-five percent (25%) of the net rentable area of the improvements located on such Parcel; and (b) Estoppel Certificates and/or SNDAs, ), as required by and in form and substance satisfactory to the Administrative Agent, executed by such additional tenants as the Administrative Agent, by written notice to the Company prior to the recording of the Mortgage encumbering such Parcel, may require.  In the event that the Company fails to deliver such Estoppel Certificates or SNDAs to the Administrative Agent within such sixty (60) day period, such Parcel shall, at the option of the Majority Banks exercised by written notice from the Administrative Agent to the Company within sixty (60) days after the expiration of the sixty (60)-day period within which the Company is required to comply with the provisions of this Section 2.16, cease to be an Approved Parcel.  Upon such written notice from the Administrative Agent, the Availability shall be adjusted to reflect such change and the Company shall repay to the Administrative Agent, for the benefit of the Banks, within thirty (30) days after such written notice from the Administrative Agent, any amounts payable pursuant to subsection 2.7.2(a).  The Banks shall be deemed to have waived their right to cause a Parcel to cease to be an Approved Parcel pursuant to this Section 2.16 if the Banks fail to act within sixty (60) days after the end of the period within which the Company is required to comply with the provisions of this Section 2.16.

On the Closing Date, certain tenants occupying improvements located on Parcels which have previously delivered SNDAs to the Banks in connection with the Existing Credit Agreement, will be executing new tenant Estoppel Certificates, satisfactory in form and substance to Administrative Agent, containing among other things reaffirmations of such existing SNDAs (such new Estoppel Certificates being the “Estoppel and Reaffirmation of SNDAs”).  The Company hereby expressly acknowledges and consents to such reaffirmations, and agrees that any obligations and agreements of such tenants set forth in the reaffirmed SNDAs shall be given full effect in accordance with their terms.

1.14

Collateral Documents.  If (a) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary of the Company party thereto, or the Company or any Subsidiary of the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder or (b) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens and Permitted Encumbrances, the Parcel encumbered by such Collateral Document shall, at the option of the Majority Banks, immediately cease to be an Approved Parcel, the Availability shall immediately be adjusted to reflect such change and the Company shall repay to the Administrative Agent, for the benefit of the Banks, within thirty (30) days after notice from the Administrative Agent, any amounts payable pursuant to subsection 2.7.2(a).

1.15

Increases and Decreases in Pro Rata Shares.  Upon the Company’s satisfaction of all of the conditions set forth in Section 4.2 of this Agreement, each Bank whose Pro Rata Share of the combined Commitments of all of the Banks has increased, as evidenced by the difference for each Bank between the Pro Rata Share reflected in the Existing Credit Agreement and the Pro Rata Share reflected in this Agreement, shall pay to the Administrative Agent, for distribution to the Banks whose Pro Rata Shares of the combined Commitments of all of the Banks has decreased pursuant to this Agreement, an amount equal to the product of the increase in such Bank’s Pro Rata Share (expressed as a decimal) multiplied by the aggregate outstanding principal amount of the Loans on the date of determination.

1.16

Increase in Maximum Commitment Amount.

(a)

Subject to the provisions of Section 2.6, on the terms and subject to the conditions set forth in this Section 2.19, the Company may, at any time and from time to time on or prior to the date that is 24 months after the Closing Date, by notice to the Administrative Agent, request an increase in the Maximum Commitment Amount by (i) permitting any Bank to increase its Commitment (and accordingly increase the Maximum Commitment Amount by such amount), or (ii) inviting any Eligible Assignee that has previously been approved by the Administrative Agent in writing to become a Bank under this Agreement and to provide a commitment to lend hereunder (and accordingly increase the Maximum Commitment Amount by such amount); provided, however, that in no event shall such actions cause the Maximum Commitment Amount to increase above $200,000,000.

(b)

Each of the Banks acknowledges and agrees that, notwithstanding anything to the contrary in Section 10.1, (i) its consent to any such increase in the Maximum Commitment Amount shall not be required and (ii) Eligible Assignees may be added to this Agreement and any Bank may increase its Commitment without the consent or agreement of the other Banks (provided, however, that no Bank’s Commitment may be increased without such Bank’s consent), so long as the Administrative Agent and the Company have consented in writing to such Eligible Assignee or the increase in the Commitment of any of the Banks, as applicable.

(c)

The Administrative Agent shall not unreasonably withhold its consent to the Company’s request for an increase in the Maximum Commitment Amount under this Section 2.19 provided that the Company satisfies all of the following conditions precedent:

(i)

any Eligible Assignee must be acceptable to the Administrative Agent in its sole discretion;

(ii)

the Company and each such Bank or Eligible Assignee shall execute and deliver to the Administrative Agent (for the benefit of the Administrative Agent, the Company and such Bank or Eligible Assignee) supplemental signature pages to this Agreement and any Co-Lender Agreement among the Administrative Agent and the Banks relating to this Agreement, in the form of Exhibit I-1 attached hereto, in the case of a Bank, or in the form of Exhibit I-2 hereto in the case of an Eligible Assignee (each, a “Supplemental Signature Page”).

(iii)

the Company shall pay a fee for such increase which must be acceptable to the Administrative Agent in its sole discretion;

(iv)

the Administrative Agent shall have sent written notice of each such request by the Company to the Banks, together with notice of such Eligible Assignee’s Commitment or such Bank’s increased Commitment, as the case may be, and the effective date (the “Effective Date”) of such increase in the Maximum Commitment Amount as set forth in the Supplemental Signature Page; and

(v)

all requirements of this Section 2.19 must be satisfied.

(d)

Upon the Effective Date, and despite any contrary provision of this Agreement (a) each such Eligible Assignee shall become a party to this Agreement, and thereafter shall have all of the rights and obligations of a Bank hereunder, (b) each such Eligible Assignee or Bank shall simultaneously pay to the Administrative Agent, for distribution to the Banks whose Pro Rata Shares of the combined Commitments of all of the Banks has decreased as a result of the new Commitment of such Eligible Assignee or the increased Commitment of such Bank, an amount equal to the product of such Eligible Assignee’s Pro Rata Share (or the increase in such Bank’s Pro Rata Share), expressed as a decimal, multiplied by the aggregate outstanding principal amount of the Loans on the date of determination, and (c) each such Eligible Assignee or Bank shall thereafter be obligated to make its Pro Rata Share of Borrowings to the Company and shall be obligated to participate in Letter of Credit risk participations and L/C Advances up to and including the amount of such Eligible Assignee’s or Bank’s Pro Rata Share of the increased Maximum Commitment Amount, on the terms and subject to the conditions set forth in this Agreement.

(e)

Notwithstanding any contrary provision of this Section 2.19, no increase in the Maximum Commitment Amount will be permitted unless (a) all then outstanding Loans constitute Base Rate Loans, or (b) the Interest Periods for all outstanding LIBOR Loans will expire (and any new Interest Periods for any such LIBOR Loans will commence) concurrently with the date on which any increase in the Maximum Commitment Amount becomes effective.

(f)

It shall be a condition precedent to the effectiveness of any increase in the Maximum Commitment Amount pursuant to Section 2.19(a) that the Administrative Agent shall have received from the title insurance company which has issued the Title Policy(ies) insuring the validity and priority of each Mortgage relating to any one or more Approved Parcels a CLTA form 108.10 indorsement, or other comparable indorsement reasonably satisfactory to the Administrative Agent, that (i) increases the aggregate liability under the Title Policy(ies) to the full increased Maximum Commitment Amount, and (ii) insures that the validity and priority of each such Mortgage will not be affected by such increase in the Maximum Commitment Amount, all at the Company’s sole cost and expense.

2.

Taxes, Yield Protection and Illegality.

2.1

Taxes.  If any taxes (other than taxes on a Bank’s net income) are at any time imposed on any payments under or in respect of this Agreement or any instrument or agreement required hereunder, including payments made pursuant to this Section 3.1, the Company shall pay all such taxes and shall also pay to the Administrative Agent, for the account of the applicable Bank, at the time interest is paid, all additional amounts which such Bank specifies as necessary to preserve the yield, after payment of such taxes, that such Bank would have received if such taxes had not been imposed.

2.2

Illegality.

(a)

If any Bank determines that (i) the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or (ii) any central bank or other Governmental Authority has asserted that it is unlawful, for such Bank or its applicable Lending Office to make LIBOR Loans, then, on notice thereof by such Bank to the Company and the Administrative Agent, the obligation of such Bank to make LIBOR Loans shall be suspended until such Bank shall have notified the Company and the Administrative Agent that the circumstances giving rise to such determination no longer exist.

(b)

If any Bank determines that it is unlawful to maintain any LIBOR Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full all LIBOR Loans of that Bank then outstanding, together with interest accrued thereon and any amounts required to be paid in connection therewith pursuant to Section 3.4, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such LIBOR Loans.

(c)

Notwithstanding any contrary provision of Section 2.1, if the Company is required to prepay any LIBOR Loan immediately as provided in subsection 3.2(b), then concurrently with such prepayment the Company shall borrow a Base Rate Loan from the affected Bank in the amount of such repayment.

(d)

If the obligation of any Bank to make or maintain LIBOR Loans has been terminated, the Company may elect, by giving notice to such Bank through the Administrative Agent, that all Loans which would otherwise be made by such Bank as LIBOR Loans shall instead be Base Rate Loans.

(e)

Before giving any notice to the Administrative Agent or the Company pursuant to this Section 3.2, the affected Bank shall designate a different Lending Office with respect to its LIBOR Loans if such designation would avoid the need for giving such notice or making such demand and would not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.

2.3

Increased Costs and Reduction of Return.

(a)

If any Bank determines that, due to either (i) the introduction of, or any change (other than a change by way of imposition of, or increase in, reserve requirements contemplated in subsection 3.3(c)) in or in the interpretation of, any law or regulation or (ii) the compliance by such Bank (or its Lending Office) or any Corporation controlling such Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Bank in connection with any of the foregoing, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank with a copy to the Administrative Agent, pay to the Administrative Agent for the account of such Bank such additional amounts as are sufficient to compensate such Bank for such increased costs.

(b)

If any Bank determines that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office), or any corporation controlling such Bank, with any Capital Adequacy Regulation affects or would affect the amount of capital that such Bank or any corporation controlling such Bank is required or expected to maintain, and such Bank (taking into consideration such Bank’s or such corporation’s policies with respect to capital adequacy and such Bank’s desired return on capital) determines that the amount of such capital is increased as a consequence of any of its loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall immediately pay to the Administrative Agent, for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

(c)

The Company shall pay to each Bank, as long as such Bank shall be required to maintain reserves with respect to liabilities or assets consisting of or including LIBOR funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Bank (as determined by such Bank in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Bank.  If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

2.4

Funding Losses.  The Company agrees to pay to the Administrative Agent, from time to time, for the account of the Banks, any amount that would be necessary to reimburse the Banks for, and to hold the Banks harmless from, any loss or expense which the Banks may sustain or incur as a consequence of:

(a)

the failure of the Company to make any payment or prepayment of principal of any LIBOR Loan (including payments made after any acceleration thereof);

(b)

the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Borrowing Notice or a Conversion/Continuation Notice;

(c)

the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.6 or Section 2.7;

(d)

the prepayment (including pursuant to Section 2.7.2) of a LIBOR Loan on a day which is not the last day of the Interest Period with respect thereto;

(e)

the conversion pursuant to Section 2.5 of any LIBOR Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period;

including any such loss or expense and any loss of anticipated profits arising from the liquidation or reemployment of funds obtained to maintain the LIBOR Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained.  Solely for purposes of calculating amounts payable by the Company to the Administrative Agent, for the account of the Banks, under this Section 3.4, each LIBOR Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the LIBOR Rate for such LIBOR Loan by a matching deposit or other borrowing in the applicable offshore dollar interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded.

2.5

Inability to Determine Rates.  If any Bank determines that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan or that the LIBOR Rate applicable for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, such Bank will forthwith give notice of such determination to the Company through the Administrative Agent.  Thereafter, the obligation of such Bank to make or maintain LIBOR Loans hereunder shall be suspended until such Bank revokes such notice in writing.  Upon receipt of such notice, the Company may revoke any Borrowing Notice or Conversion/Continuation Notice then submitted by it.  If the Company does not revoke such notice, the affected Bank shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans.

2.6

Certificate of Bank.  Any Bank, if claiming reimbursement or compensation pursuant to this Section 3, shall deliver to the Company through the Administrative Agent a certificate setting forth in reasonable detail the amount payable to such Bank hereunder, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

2.7

Survival.  The agreements and obligations of the Company in this Section 3 shall survive the payment and performance of all other Obligations.

3.

Conditions Precedent.

3.1

Conditions to Approving Parcels.  Subject to the provisions of subsection 2.14(b), a Parcel shall be considered an Approved Parcel for purposes of this Agreement upon satisfaction of all of the following conditions precedent:

3.1.1

Guaranty;  Fee Ownership.  If the owner of such Parcel is a Subsidiary of the Company, such Subsidiary has become a Guarantor hereunder and has executed a Guaranty in favor of the Administrative Agent and the Banks.  The Company or such Guarantor, as applicable, owns fee title to such Parcel, other than the Adobe Property, which may be ground leased by the Company pursuant to a ground lease or ground sublease reasonably satisfactory to the Administrative Agent, as long as it is leased to Adobe Systems Incorporated.

3.1.2

Satisfactory Parcel.  Either (a) such Parcel is satisfactory to Majority Banks in their sole and absolute discretion, or (b) all of the following conditions are satisfied: (i) the Parcel is improved, and the improvements located on such Parcel are and will be used solely for office, research and development, bulk industrial or flexible industrial purposes, (ii) no less than eighty-five percent (85%) of the net rentable area of the improvements on the Approved Parcels, in the aggregate, are leased to, and are occupied by, paying third-party tenants under signed leases having remaining terms of three (3) years or longer as of the date such Parcel becomes an Approved Parcel; (iii) no less than seventy-five percent (75%) of the net rentable area of the improvements on any single Approved Parcel are leased to, and are occupied by, paying third-party tenants under signed leases having remaining terms of three (3) years or longer as of the date such Parcel becomes an Approved Parcel (provided that, if the test under the foregoing clause (ii) is met, then a maximum of twenty percent (20%) of the net rentable area of the Approved Parcels, in the aggregate, may be comprised of real Property with less than such seventy-five percent (75%) occupancy); and (iv) the Administrative Agent has received evidence in form and substance satisfactory to the Administrative Agent of compliance with the foregoing conditions.  Notwithstanding the foregoing, the Russell Property shall not cease to be an Approved Parcel and shall not fail to meet the test under clauses (b)(ii) and (b)(iii) above solely because the tenant leases on the Russell Property have remaining terms of less than three (3) years as of the date the Russell Property became an Approved Parcel.

3.1.3

No Hazardous Materials.  Such Parcel is free from all Hazardous Materials, including asbestos, other than commercially reasonable quantities of Hazardous Materials typically used in properties similar to such Parcel and permitted by all applicable Environmental Laws, and the Administrative Agent shall have received evidence in form and substance satisfactory to the Majority Banks of such Parcel’s compliance with this condition.  The Company or Guarantor, if applicable, shall have executed and delivered to the Administrative Agent an affirmation of the Environmental Indemnity substantially in the form of Exhibit K attached hereto.

3.1.4

Appraised Value.  An Appraised Value shall have been established for such Parcel.

3.1.5

No Liens.  Such Parcel and all related personal property is (or at the time a Mortgage is recorded against such Parcel it shall be) free and clear of all Liens other than Liens securing nondelinquent taxes or assessments.

3.1.6

Deliveries to the Administrative Agent.  The Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(1)

a current ALTA survey of such Parcel and Surveyor’s Certification, including a complete legal description;

(2)

copies of all exceptions to title with respect to such Parcel;

(3)

at the Administrative Agent’s request, copies of any available plans and specifications for any improvements located on such Parcel;

(4)

an environmental site assessment for such Parcel, dated not more than twelve (12) months prior to the date the Company submits the Parcel to the Administrative Agent for approval by the Banks, prepared by a qualified firm acceptable to the Administrative Agent, stating, among other things, that such Parcel is free from Hazardous Materials other than commercially reasonable quantities of Hazardous Materials typically used in properties similar to such Parcel, and that any such Hazardous Materials located thereon and all operations conducted thereon are in compliance with all Environmental Laws, and showing any Estimated Remediation Costs;

(5)

at the Administrative Agent’s request, copies of all leases and contracts not cancelable on thirty (30) days’ notice and a rent roll relating to all or any portion of such Parcel;

(6)

At the Administrative Agent’s request, financial statements for any Major Tenant that are available to the Company;

(7)

an operating report for such Parcel for not less than the four (4) most recent consecutive quarters, together with a projection of the operating results for such Parcel for the following twelve (12) months;

(8)

if such Parcel has been owned by the Company or the applicable Guarantor for more than one (1) calendar month but fewer than four (4) consecutive calendar quarters, monthly operating statements for such Parcel for each full calendar month that the Company or such Guarantor has owned such Parcel;

(9)

at the Administrative Agent’s request, a cost budget for any anticipated renovation of such Parcel;

(10)

a duly executed Mortgage, Assignment of Leases, Financing Statement(s) and assignment of contracts covering such Parcel;

(11)

such certificates relating to the authority of the Persons signing the Guaranty (if applicable) and the documents required under Section 4.1.6(10) as the Administrative Agent may reasonably request;

(12)

at the Administrative Agent’s request, a written opinion of counsel to the Company and the Person signing the Guaranty (if applicable) and the documents required under Section 4.1.6(10) practicing in the jurisdiction in which such Parcel is located (which counsel shall be acceptable to the Administrative Agent) covering such matters relating to the Company, such other Person, the Loans and such Parcel as the Administrative Agent may require;

(13)

such consents, subordination agreements and other documents and instruments executed by tenants and other Persons party to material contracts relating to such Parcel as the Administrative Agent may request;

(14)

certificates of insurance and loss payable endorsements for all policies required pursuant to Section 6.6, showing the same to be in full force and effect with respect to such Parcel; and

(15)

all other documents reasonably required by the Administrative Agent.

3.1.7

Recording of the Mortgage.  The Mortgage relating to such Parcel shall have been duly recorded in the official records of the jurisdiction in which such Parcel is located.

3.1.8

Title Insurance.  The Company shall, at its sole expense, have delivered to the Administrative Agent an ALTA form extended coverage lender’s policy of title insurance, or evidence of a commitment therefore satisfactory to the Administrative Agent, in form, substance and amount (including without limitation the amount of the aggregate Commitments plus any other amount secured by the Mortgage relating to such Parcel, on a coinsurance and/or reinsurance basis if and as required by the Administrative Agent), and issued by one or more insurers, reasonably satisfactory to the Administrative Agent, together with all endorsements, including without limitation an endorsement insuring access to public streets or rights of way, and binders thereto reasonably required by the Administrative Agent, naming the Administrative Agent as the insured, insuring without exclusion or exception for creditors' rights that the Mortgage relating to such Parcel is a valid first priority lien upon such Parcel, and showing such Parcel subject only to such Mortgage and the Permitted Encumbrances, and containing provisions acceptable to the Administrative Agent regarding advances and/or readvances of Loan funds after closing.  The Company and the Company's counsel shall not have any interest, direct or indirect, in the title insurer (or its agent) or any portion of the premium paid for the Title Policy.

3.1.9

Filing of Financing Statements.  Financing Statement(s) shall have been filed with all of the officials necessary, in the Administrative Agent’s sole judgment, to perfect the security interests created by the Mortgage relating to such Parcel and all related personal property and fixtures.

3.1.10

Perfection of Liens.  The Administrative Agent shall have received satisfactory evidence that all other actions necessary, or in the Administrative Agent’s sole judgment desirable, to perfect and protect the first priority security interests for the benefit of the Administrative Agent created by the Collateral Documents have been taken.

3.1.11

Tax Reporting Service.  The Company shall, at its sole expense, have delivered to the Administrative Agent evidence of a contract with a property tax reporting service for such Parcel for a period of not less than thirty (30) years.

3.1.12

No Special Flood Hazard.  The Administrative Agent shall have received a flood insurance policy in an amount required by the Administrative Agent, but in no event less than the amount sufficient to meet the Requirements of Law and the Flood Disaster Protection Act of 1973, as amended, or evidence satisfactory to the Administrative Agent that none of the Parcel is located in a flood hazard area.

3.1.13

Tax and Standby Fee Certificates.  The Administrative Agent shall have received and approved  as satisfactory to the Administrative Agent evidence that all taxes, standby fees and any other similar charges have been paid, including copies of receipts or statements marked "paid" by the appropriate authority.

3.1.14

Costs.  The Company shall have paid to the Administrative Agent all amounts payable pursuant to Section 10.4 in connection with such Parcel and the Mortgage relating to such Parcel.

3.1.15

Expenses.  The Administrative Agent shall have received satisfactory evidence that the Company has paid all title insurance premiums, tax service charges, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with such Parcel, the recording of the Mortgage relating to such Parcel or the issuance of the Title Policy (whether due on the recording date of the Mortgage or in the future) including sums due in connection with any future advances.

3.2

Conditions of Initial Loan.  The obligation of the Banks to make the initial Loan as of or after the Closing Date is subject to the satisfaction of all of the following conditions precedent:

3.2.1

Deliveries to the Administrative Agent.  The Administrative Agent shall have received, on or before the Closing Date, all of the following in form and substance satisfactory to the Administrative Agent and its counsel:

(a)

this Agreement, the Revolving Notes, the Guaranty (if applicable), the Fee Letter, the Environmental Indemnity, the Mortgages and the Assignment of Leases executed by the Company, and the Financing Statements, the Estoppel Certificates, the Estoppel and Reaffirmation of SNDAs, the SNDAs, the Escrow Instructions and the Title Policies;

(b)

fully executed and acknowledged originals of a recordable modification agreement (the “Short Form Modification Agreement”) substantially in the form attached as Exhibit F-1 or Exhibit F-2 hereto to be recorded in each county in which a Mortgage encumbering a Parcel has been recorded prior to the Closing Date, plus an updated Estoppel Certificate from the lessee and ground lessor of the Adobe Property, in form and substance reasonably satisfactory to the Administrative Agent;

(c)

copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement, the other Loan Documents to be delivered hereunder and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

(d)

a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver, as applicable, this Agreement, all other Loan Documents to be delivered hereunder;

(e)

copies of the resolutions of the board of directors of each Subsidiary of the Company owning fee title to a Parcel listed on Exhibit E attached hereto, approving and authorizing the execution, delivery and performance by such Subsidiary of any Guaranty or other Loan Documents to be delivered hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Subsidiary;

(f)

a certificate of the Secretary or Assistant Secretary of each Subsidiary of the Company owning fee title to a Parcel listed on Exhibit E attached hereto, certifying the names and true signatures of the officers of such Subsidiary authorized to execute and deliver, as applicable, any Guaranty or other Loan Documents to be delivered hereunder;

(g)

the articles or certificate of incorporation or other organizational documents of the Company and of each of its Subsidiaries owning fee title to a Parcel listed on Exhibit E attached hereto as in effect on the Closing Date, certified by the Secretary of State of the state of incorporation or organization of the Company or such Subsidiary, as applicable, as of a recent date and by the Secretary or Assistant Secretary of the Company or such Subsidiary, as applicable, as of the Closing Date; and

(h)

a good standing certificate for the Company and for each of its Subsidiaries owning fee title to a Parcel listed on Exhibit E attached hereto as in effect on the Closing Date from the Secretary of State of (i) its state of incorporation or organization and (ii) each state in which an Approved Parcel is situated, evidencing that the Company or such Subsidiary, as applicable, is qualified to do business as a foreign corporation in said state as of a recent date, together with bringdown certificates by telex or telefacsimile dated within five Business Days of the Closing Date;

(i)

an opinion of counsel to the Company acceptable to the Administrative Agent, addressed to the Administrative Agent, substantially in the form of Exhibit D-1;

(j)

opinions of local counsel to the Administrative Agent in the States of Arizona, Nevada, Colorado and Washington addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D-2.

(k)

a certificate signed by a Responsible Officer, dated as of the Closing Date, stating that (i) the representations and warranties contained in Section 5 are true and correct on and as of such date, as though made on and as of such date; (ii) the calculation of the Borrowing Base as of March 31, 2004, is true and correct on and as of such date; (iii) no Default or Event of Default exists or would result from the initial Loan; and (iv) there has occurred since December 31, 2003, no event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

(l)

a certified copy of financial statements of the Company and its Subsidiaries referred to in Section 5.11, plus pro forma financial statements, including a balance sheet, income statement and cash flow statement) and covenant compliance projections for a period of two years from the Closing Date, shown on a quarterly basis for the first year, and annually thereafter;

(m)

such other approvals, opinions or documents as the Administrative Agent may request;

(n)

such assurance as the Administrative Agent may require that the validity and priority of any Mortgage encumbering a Parcel prior to the Closing Date has not been and will not be impaired by this Agreement or the transactions contemplated by it, including but not limited to, a 110.5 Endorsement to be attached to each policy of title insurance insuring the lien of a Mortgage;

(o)

at the Company’s expense, an Appraisal for each Parcel listed on Exhibit E attached hereto performed not more than twelve (12) months prior to the date of this Agreement, which Appraisals shall be satisfactory to the Administrative Agent and the Banks in their sole discretion;

(p)

an environmental site assessment for each Parcel listed on Exhibit E attached hereto that has not had such a site assessment performed within the period of five (5) years prior to the Closing Date, prepared by a qualified firm acceptable to the Administrative Agent, stating, among other things, that such Parcel is free from Hazardous Materials other than commercially reasonable quantities of Hazardous Materials typically used in properties similar to such Parcel, and that any such Hazardous Materials located thereon and all operations conducted thereon are in compliance with all Environmental Laws and showing that there are no Estimated Remediation Costs; and

(q)

such other information with respect to the Company, any Guarantor or any Approved Parcel as the Administrative Agent or any Bank may require, in its sole discretion.

3.2.2

Payment of Expenses.  The Company shall have paid all costs, accrued and unpaid fees and expenses incurred by the Administrative Agent, to the extent then due and payable, on the Closing Date, including Attorney Costs incurred by the Administrative Agent, to the extent invoiced prior to or on the Closing Date, together with such additional amounts of Attorney Costs as shall constitute a reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent, including any such costs, fees and expenses arising under or referenced in Section 10.4.

3.2.3

Payment of Fees.  Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date.

3.2.4

Maximum Commitment Amount.  The Maximum Commitment Amount shall be not less than $150,000,000.

3.3

Conditions to All Borrowings.  The obligation of the Banks to make any Loan (including the initial Loan) is subject to the satisfaction of all of the following conditions precedent on the relevant borrowing date:

3.3.1

Minimum Number of Approved Parcels.  At least seven (7) Parcels shall be Approved Parcels.

3.3.2

Notice of Borrowing.  The Administrative Agent shall have received a Borrowing Notice.

3.3.3

Continuation of Representations and Warranties.  The representations and warranties made by the Company contained in Section 5 shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

3.3.4

No Existing Default.  No Default or Event of Default shall exist or shall result from such Loan.

3.3.5

No Future Advance Notice.  The Administrative Agent shall not have received from the Company any notice that any Collateral Document will no longer secure future advances or future Loans to be made or extended under this Agreement.

3.3.6

Further Assurances.  The Company shall have executed and acknowledged (or caused to be executed and acknowledged) and delivered to the Administrative Agent all documents and taken all actions, reasonably required by the Administrative Agent or the Banks from time to time to confirm the rights created or now or hereafter intended to be created by the Loan Documents, or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated thereunder.

3.3.7

Title Insurance.  The Administrative Agent shall have received, in form and substance satisfactory to the Banks, from any title insurer who issued a Title Policy, all indorsements, binders and modifications to such policy or policies reasonably required by the Banks.

Each Borrowing Notice submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such Borrowing Notice and as of the date of each Loan, that the conditions in Section 4.3 are satisfied.

3.4

Letters of Credit.  In addition to the conditions set forth in Sections 4.2 and 4.3, the L/C Issuer’s obligation to issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent on the relevant issuance date:

(a)

The Company shall have executed and delivered to the Administrative Agent a Letter of Credit Application substantially in the form attached hereto as Exhibit G.

(b)

The Company shall have paid to the Administrative Agent, for the account of the L/C Issuer, the fronting fees and administrative fees referenced in Section 2.9.3, and all other costs and expenses the L/C Issuer as issuer of the requested Letter of Credit.

4.

Representations and Warranties.  The Company represents and warrants to the Administrative Agent and each of the Banks that:

4.1

Existence and Power.  The Company and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; and (b) is duly qualified as a foreign corporation, limited liability company or partnership, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification.  The Company and each of its Subsidiaries (c) has the power and authority, and has obtained all governmental licenses, authorizations, consents and approvals needed, to own its assets, to carry on its business and to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b) or clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.2

Corporate Authorization; No Contravention.  The execution, delivery and performance by the Company and each Guarantor of this Agreement, any other Loan Document have been duly authorized by all necessary corporate action, and do not and will not:

(a)

contravene the terms of any of the Company’s or such Guarantor’s Organization Documents;

(b)

conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which the Company or such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or such Guarantor or its Property is subject; or

(c)

violate any Requirement of Law.

4.3

Governmental Authorization.  No approval, consent, exemption, authorization or other action by, or notice to or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any Guarantor of this Agreement, any other Loan Document to which the Company or such Guarantor is a party.

4.4

Binding Effect.  This Agreement and each other Loan Document constitute the legal, valid and binding obligations of the Company and each Guarantor, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.5

Litigation.  Except as specifically disclosed in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, any of its Subsidiaries or any of their respective Properties, which (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) if determined adversely to the Company or one or more of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.  No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

4.6

No Default.  No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or any Guarantor.  Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

4.7

ERISA Compliance.

(a)

Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other federal and state laws and regulations.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or an application for such a letter is currently being processed by the Internal Revenue Service with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)

There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction under Sections 406 or 407 of ERISA, or violation of the fiduciary responsibility rules under Section 404 of ERISA, with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)

(i)  No ERISA Event has occurred or is reasonably expected to occur; (ii) no Qualified Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Qualified Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(d) (i) Company is not and will not be a "plan" within the meaning of Section 4975(e) of the Code; (ii) the assets of Company do not and will not constitute "plan assets" within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; (iii) Company is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA; (iv) transactions by or with Company are not and will not be subject to state statutes applicable to Company regulating investments of fiduciaries with respect to governmental plans; and (v) Company shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent or any Bank of any of its rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.  Company further agrees to deliver to Administrative Agent such certifications or other evidence of compliance with the provisions of this Section as Administrative Agent may from time to time request.

4.8

Use of Proceeds; Margin Regulations.  The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.6.

4.9

Title to Properties.  The Company and each of its Subsidiaries has good record and marketable title in fee simple to all real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.  As of the Closing Date, the Property of the Company and each of its Subsidiaries is subject to no Liens that are not disclosed in the most recent financial statements delivered to the Administrative Agent other than Permitted Liens and, with respect to a Property that does not serve as Collateral for any of the Obligations (a) Liens securing the performance of obligations under recorded covenants, conditions and restrictions, easements or other agreements among adjoining landowners, and (b) Liens securing purchase money financing of fixtures and equipment, or securing other indebtedness that in the aggregate does not exceed $100,000.

4.10

Taxes.  The Company and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, and no Notice of Lien has been filed or recorded.  There is no proposed tax assessment against the Company or any of its Subsidiaries that would, if the assessment were made, have a Material Adverse Effect.

4.11

Financial Condition.

(a)

The audited consolidated financial statements of the Company dated December 31, 2003, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended on that date:

(i)

were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

(ii)

are complete, accurate and fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(iii)

except as specifically disclosed in Schedule 5.11, show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b)

Since December 31, 2003, there has been no Material Adverse Effect.

4.12

Environmental Matters.

(a)

Except as specifically disclosed in Schedule 5.12, to the best knowledge of the Company the past and on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance that would not (if enforced in accordance with applicable law) result in liability in excess of $50,000 in the aggregate.

(b)

Except as specifically disclosed in Schedule 5.12, the Company and each of its Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Company, each of its Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits.

(c)

Except as specifically disclosed in Schedule 5.12, none of the Company, any of its Subsidiaries or any of their respective present Property or operations is subject to any outstanding written order from, or agreement with, any Governmental Authority, or subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

(d)

Except as specifically disclosed in Schedule 5.12, to the best knowledge of the Company there are no Hazardous Materials or other conditions or circumstances existing with respect to any Parcel, or arising from operations of the Company or any of its Subsidiaries at any time during its ownership of such Parcel, that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $50,000 in the aggregate for any such condition, circumstance or Parcel.  In addition, (i) neither the Company nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials on or off-site, and (ii) the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

4.13

Regulated Entities.  Neither the Company nor any Person controlling the Company is (a) an “Investment Company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

4.14

No Burdensome Restrictions.  The Company and each Guarantor is not a party to, or bound by, any Contractual Obligation, or subject to any charter or corporate restriction or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

4.15

Solvency.  The Company is Solvent, and each of its Subsidiaries is Solvent.

4.16

Subsidiaries; Equity Investments.  As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16, and has no equity investments in any corporation, partnership or other entity other than those specifically disclosed in part (b) of Schedule 5.16.

4.17

Brokers; Transaction Fees.  Neither the Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

4.18

Insurance.  The Properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Company or such Subsidiary operates, including, without limitation, the insurance coverage required under Section 6.6.  In addition, the Approved Parcels are insured as required under Section 6.6 and the Collateral Documents.

4.19

Full Disclosure.  None of the representations or warranties made by the Company or any of its Subsidiaries in the Loan Documents, as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

4.20

Damage/Condemnation/Zoning.  The improvements on any Parcel provided as Collateral have not been the subject of any damage that has not been fully repaired and no Parcel is the subject of any pending or threatened condemnation or adverse zoning proceeding.

5.

Affirmative Covenants.  The Company covenants and agrees that, so long as any Bank shall have any obligation hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Administrative Agent, on behalf of the Majority Banks, waives compliance in writing:

5.1

Financial Statements.  The Company shall deliver to each of the Banks, in form and detail satisfactory to the Administrative Agent:

(a)

as soon as publicly available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheets of the Company as at the end of such year and the related consolidated statements of income, shareholders’ equity and cash flows for such calendar year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of a nationally recognized independent public accounting firm stating that such consolidated financial statements present fairly the financial positions of the Company for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and are not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)

as soon as publicly available, but not later than 45 days after the end of each of the first three (3) fiscal quarters of each year, a copy of the unaudited consolidated balance sheets of the Company as of the end of such quarter and the related consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, certified by an appropriate Responsible Officer as being complete and correct and fairly presenting the financial position and results of operations of the Company in accordance with GAAP;

(c)

as soon as available, but not later than 45 days after the end of each fiscal quarter of each year, operating statements and rent rolls for each Property securing the Loans, certified by an appropriate Responsible Officer as being complete and correct and fairly presenting the financial position and the results of operations of the Approved Parcel to which it relates, together with any additional information relating to any such Property reasonably requested by the Administrative Agent;

(d)

as soon as available, but not later than 90 days after the end of each fiscal year, rolling two-year consolidated balance sheet, income statement and cash flow projections for the Company, together with a copy of the annual business plan approved by the Company’s board of directors, in each case certified by an appropriate Responsible Officer of the Company as being complete and correct in all material respects;

(e)

not later than 45 days after the end of each fiscal quarter of each year, a report in form and substance satisfactory to the Administrative Agent concerning the status of all development activity of the Company and each of its Subsidiaries, certified by an appropriate Responsible Officer of the Company as being complete and correct in all material respects; and

(f)

such other reports and information as may be requested by the Administrative Agent or any Bank.

5.2

Certificates; Other Information.  The Company shall furnish to the Administrative Agent, with sufficient copies for each Bank:

(a)

concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b) above, a certificate of a Responsible Officer in form and detail substantially similar to the certificates previously delivered to the Administrative Agent, (i) stating that, to the best of such officer’s knowledge, the Company, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable subsection reference) in such certificate, (ii) showing in detail the calculations supporting such statement in respect of Sections 2.7.2(a), 7.3, 7.8, 7.10, 7.11, 7.12, 7.15, 7.16, 7.17 and 7.18, and (iii) showing in detail the calculations supporting the calculations of Leverage, Adjusted EBITDA and Total Approved Parcel Value;

(b)

promptly after the same are sent, copies of all financial statements and reports which the Company sends to its shareholders; and promptly after the same are filed (but in the case of the Company’s (i) Form 10-K filing, in no event later than 120 days after the end of the fiscal year to which it relates, and (ii) Form 10-Q filing, in no event later than 60 days after the end of the fiscal quarter to which it relates), copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the SEC or any successor or similar Governmental Authority; and

(c)

promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to subsection 6.1(a) or (b) or subsection 6.2(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at its website address; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) upon request by the Administrative Agent, the Company shall deliver paper copies of such documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent, and (B) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding the foregoing in every instance the Company shall be required to provide paper copies of the certificate specified in subsection 6.2(a).  Except for the certificate specified in subsection 6.2(a), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and each Bank shall be solely responsible for maintaining its copies of such documents.

5.3

Notices.  The Company shall promptly notify the Administrative Agent:

(a)

upon, but in no event later than ten (10) days after, becoming aware of (i) the occurrence of any Default or Event of Default, and (ii) the occurrence or existence of any event or circumstance that foreseeable will become a Default or Event of Default;

(b)

of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority;

(c)

of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary of the Company or against Parcel constituting Collateral (i) in which the amount of damages claimed is $500,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

(d)

upon, but in no event later than ten (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company, any Subsidiary of the Company or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of any real Property of the Company or any Subsidiary of the Company that could reasonably be anticipated to cause such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Property under any Environmental Laws;

(e)

of any of the following ERISA events affecting the Company or any member of its Controlled Group (but in no event more than ten (10) days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member or its Controlled Group with respect to such event:

(i)

an ERISA Event;

(ii)

the adoption of any new Plan that is subject to Title IV of ERISA or section 412 of the Code by any member of the Controlled Group;

(iii)

the adoption of any amendment to a Plan that is subject to Title IV of ERISA or section 412 of the Code, if such amendment results in a material increase in benefits or Unfunded Pension Liabilities; or

(iv)

the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or section 412 of the Code;

(f)

of any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Administrative Agent pursuant to subsection 6.1(a);

(g)

of any change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries within ten (10) days of their adoption;

(h)

of any notice of redemption given with respect to any or all of the Company’s preferred shares, within ten (10) days of the date of such notice; and

(i)

of any notice received by the Company with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to any Parcel constituting Collateral.

Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action the Company proposes to take with respect thereto and at what time.  Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

5.4

Preservation of Corporate Existence, Etc.  Subject to the provisions of Section 7.2, the Company shall, and shall cause each of its Subsidiaries to:

(a)

preserve and maintain in full force and effect its corporate or partnership existence and good standing under the laws of its state or jurisdiction of incorporation;

(b)

preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and

(c)

use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization.

5.5

Maintenance of Property.  The Company shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all of its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.6

Insurance.  In addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, at its sole cost and expense:

(a)

Insurance against casualty to its property under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism.  Unless otherwise agreed in writing by the Administrative Agent, such insurance with respect to any Approved Parcel shall be for the full insurable value of such Approved Parcel, on a replacement cost basis, with a deductible amount, if any, satisfactory to the Administrative Agent.  No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise.  The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of the Approved Parcel, including tenant improvements (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items).

(b)

Comprehensive (also known as commercial) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to the Administrative Agent with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period.

(c)

Workers’ compensation insurance for all employees of the Company and each Subsidiary in such amount as is required by law and including employer’s liability insurance, if required by the Administrative Agent.

(d)

Such other insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including rental interruption insurance.

Each policy of insurance shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the laws of the state where the Property is located to assume the risks covered by such policy.  All such policies shall not be canceled or modified for nonpayment of premiums without at least ten (10) days prior written notice to the Administrative Agent, or for any other reason without at least thirty (30) days prior written notice to the Administrative Agent.  The Company shall promptly pay all premiums when due on such insurance.  All casualty insurance covering an Approved Parcel maintained by the Company and its Subsidiaries  shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of the Company or any Subsidiary which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment, and shall name the Administrative Agent, as administrative agent for the Banks, as loss payee and shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling the Administrative Agent without contribution to collect any and all proceeds payable under such insurance.  All liability, rental interruption and other insurance covering an Approved Parcel maintained by the Company and its Subsidiaries shall name the Administrative Agent, as administrative agent for the Banks, as additional insured as its interest may appear.  Upon request of the Administrative Agent, the Company shall furnish the Administrative Agent at reasonable intervals (but not more often than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Administrative Agent any insurance broker for the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section 6.6 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).  Neither the Administrative Agent nor any Bank shall, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses.

5.7

Payment of Obligations.  The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

(a)

all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the imposition of a Lien on, or the forfeiture or sale of, any Property of the Company or any of its Subsidiaries) and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

(b)

all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the imposition of a Lien on, or the forfeiture or sale of, any Property of the Company or any of its Subsidiaries) and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

(c)

all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

5.8

Compliance with Laws.  The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business or any of its Property, except such as may be contested in good faith or as to which a bona fide dispute may exist.

5.9

Inspection of Property and Books and Records.  The Company shall maintain, and shall cause each of its Subsidiaries to maintain, proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries.  The Company shall permit, and shall cause each of its Subsidiaries to permit, representatives of the Administrative Agent or any Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers and independent public accountants, all at the expense of the Company (which shall include all internal or outside legal and other consultant fees and other out-of-pocket expenses incurred by the Administrative Agent or any of the Banks in connection with any such inspection, but shall not include the Administrative Agent’s or any Bank’s normal overhead or employee costs of administering the Loans) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.  No actions by the Administrative Agent or any Bank pursuant to this Section 6.9 shall unreasonably interfere with (a) the performance by the Company’s employees of their duties or (b) the occupancy of any of the Company’s tenants.

5.10

Environmental Laws.

(a)

The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws whose violation could, individually or in the aggregate, result in liability in excess of $250,000 or result in the attachment of any environmental lien to such Property.  Upon the written request of the Administrative Agent or any Bank, the Company shall submit, and cause each of its Subsidiaries to submit, to the Administrative Agent, with sufficient copies for each Bank, at the Company’s sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.3(d), that could, individually or in the aggregate, result in liability in excess of $250,000 or result in the attachment of any environmental lien to such Property.

(b)

In the event that the Company fails to provide the report described in subsection 6.10(a) with respect to any Approved Parcel within 60 days after the request thereof by the Administrative Agent or any Bank; then the Approved Parcel Value of such Approved Parcel shall be reduced to $0, until the Company provides such report to the Administrative Agent and the Banks.

5.11

Use of Proceeds.  Subject to the provisions of subsection 3.2(c), the Company shall use the proceeds of the Loans solely for the purpose of (a) facilitating the Company’s acquisition of improved real property (subject to the provisions of Section 7.13), (b) financing the Company’s operating expenses, including development activities (subject to the provisions of Sections 7.16 and 7.17), and (c) providing working capital to the Company.

5.12

Solvency.  The Company shall at all times be, and shall cause each of its Subsidiaries to be, Solvent.

5.13

Further Assurances.  Promptly upon request by the Administrative Agent, the Company shall (and shall cause any of its Subsidiaries to) do such further acts, and execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all deeds, conveyances, security agreements, deeds of trust, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments, as the Administrative Agent may reasonably require from time to time in order to (a) carry out more effectively the purposes of this Agreement or any other Loan Document, (b) subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (c) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (d) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Banks the rights granted or now or hereafter intended to be granted to the Administrative Agent or the Banks under any Loan Document or under any other document executed in connection therewith.

5.14

Registration of Capital Stock.  At least one class or series of outstanding shares of the Company’s Capital Stock shall be listed on the New York Stock Exchange or another nationally recognized stock exchange.

5.15

Additional Guarantors.  The Company shall notify the Administrative Agent at the time that any Person becomes a Material Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (c), (d), (e), (f), (g), (h), (i), (j), (k) and (m) of subsection 4.2.1, all in form, content and scope reasonably satisfactory to the Administrative Agent.  No Parcel owned by any Subsidiary shall qualify as an “Approved Parcel” until the Administrative Agent has received the Guaranty of such Subsidiary all of the documents and other items described in this Section 6.15, and all applicable requirements of Section 4.1 hereof have been satisfied as to the Parcel owned by such Subsidiary.

6.

Negative Covenants.  The Company hereby covenants and agrees that, so long as any Bank shall have any obligation hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Administrative Agent, on behalf of the Majority Banks, waives compliance in writing:

6.1

Limitation on Liens.  The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of the Collateral, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)

any Lien created under any Loan Document;

(b)

Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no Notice of Lien has been filed or recorded; or

(c)

carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto.

6.2

Consolidations and Mergers.  The Company shall not, and shall not suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a)

any Subsidiary of the Company may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries of the Company, provided that if any transaction shall be between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person and if any transaction shall be between a Guarantor and any other Subsidiary, the Guarantor shall be the continuing or surviving person; and

(b)

any Subsidiary of the Company may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or a wholly-owned Subsidiary of the Company; provided that if the seller is a Guarantor, such sale shall be to the Company or another Guarantor.

6.3

Loans and Investments.  The Company shall not, and shall not suffer or permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to any Person, including any Affiliate of the Company, or enter into any partnership, joint venture, limited liability company or similar entity with any non-Affiliate of the Company, except for advances, loans, extensions of credit or capital contributions to partnerships, limited liability companies or joint ventures whose assets, in the aggregate, do not at any time exceed ten percent (10%) of the Gross Asset Value of the Company and its consolidated subsidiaries at such time; provided, however, that at any time the aggregate amount of (a) advances, loans, extensions of credit or capital contributions that the Company and its consolidated Subsidiaries have made to partnerships, limited liability companies or joint ventures, (b) the acquisition, development and construction costs, determined on a GAAP basis before depreciation, of development projects with which the Company or its consolidated subsidiaries are then involved, and (c) the value of undeveloped land then owned by the Company and its consolidated Subsidiaries, shall not exceed twenty percent (20%) of the Gross Asset Value of the Company and its consolidated subsidiaries at such time.

6.4

Limitation on Indebtedness.

(a)

The Company shall not, and shall not suffer or permit any of its Subsidiaries to:  (i) create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any unsecured Indebtedness in an aggregate principal amount in excess of $2,500,000, except accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business of the Company or such Subsidiary in accordance with customary terms and paid within the specified time.

(b)

The Company shall not permit the Floating Rate Debt of the Company and its Subsidiaries (including the Indebtedness under this Agreement, but not including any such Floating Rate Debt that is subject to a Swap Contract ) to exceed 40% of the Indebtedness listed in paragraph (a) of the definition thereof, of the Company and its Subsidiaries.

6.5

Transactions with Affiliates.  The Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except (a) as expressly permitted by this Agreement, or (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary; in each case (a) and (b), upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

6.6

Use of Proceeds.  The Company shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock (other than shares of the Company’s common or preferred stock), (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock (other than shares of the Company’s common or preferred stock), (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities and Exchange Act of 1934 or any regulations promulgated thereunder.

6.7

Contingent Obligations.  The Company shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except endorsements for collection or deposit in the Ordinary Course of Business.

6.8

Creation of Subsidiaries.  The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (a) form any additional Subsidiaries other than wholly-owned Subsidiaries, or (b) enter into any additional partnership, joint venture or similar business arrangement with any Person except a partnership, limited liability company or joint venture whose assets, when combined with the aggregate assets of all other such partnerships, limited liability companies and joint ventures, do not exceed ten percent (10%) of the Gross Asset Value of the Company.

6.9

Compliance with ERISA.  The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (a) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Administrative Agent) liability to the Company or any ERISA Affiliate, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material (in the opinion of the Administrative Agent) liability to any member of the Controlled Group, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multi-employer Plan so as to result in any material (in the opinion of the Administrative Agent) liability to the Company or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Administrative Agent) liability to any member of the Controlled Group, or (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Administrative Agent) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

6.10

Leverage.  The Company shall not permit the Leverage to be greater than 0.60 at any time.

6.11

Interest Coverage Ratio.  The Company shall not permit the ratio of (a) Adjusted EBITDA for the most recent trailing four fiscal quarters, to (b) Interest Expense for the most recent trailing four fiscal quarters, to be less than 2.00 at any time.

6.12

Fixed Charge Coverage Ratio.  The Company shall not permit the ratio of (a) Adjusted EBITDA for the most recent trailing four fiscal quarters to (b) Fixed Charges for the most recent trailing four fiscal quarters, to be less than 1.5 at any time.

6.13

Change in Business.  The Company shall not, and shall not suffer or permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

6.14

Accounting Changes.  The Company shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any of its consolidated Subsidiaries.

6.15

Limitation on Dividends.  The Company shall not, during any fiscal quarter, declare or pay dividends to its shareholders (including the holders of any of its preferred shares) in an amount that would cause the aggregate amount of dividends paid to such shareholders during such fiscal quarter and the three (3) immediately preceding fiscal quarters to exceed ninety-five percent (95%) of the Company’s Funds From Operations during the four (4) consecutive fiscal quarters immediately preceding the declaration date of any such dividend; provided, however, that the Company may declare or pay dividends to its shareholders (including the holders of any of its preferred shares) in any fiscal quarter in an amount that, when added to the dividends paid to such shareholders during such fiscal quarters and the three (3) immediately preceding fiscal quarters, exceeds ninety-five percent (95%) of the Company’s Funds From Operations during the four fiscal quarters immediately preceding the declaration date of such dividend only to the extent necessary to preserve the Company’s status as a real estate investment trust for federal income tax purposes; provided, however, that when an Event of Default has occurred that remains uncured, the Company shall not pay dividends to its shareholders that exceed the minimum required for the Company to maintain its status as a “Real Estate Investment Trust” under Section 857 of the Code.

6.16

Development Activity.  The Company shall not, and shall not permit any of its Subsidiaries to, engage in real estate development activity other than projects involving at any time aggregate acquisition, development and construction costs, determined on a GAAP basis before depreciation, not to exceed at any time an amount equal to fifteen percent (15%) of the Gross Asset Value of the Company and its consolidated Subsidiaries at such time; provided, however, that no individual project shall involve at any time aggregate acquisition, development and construction costs, determined on a GAAP basis before depreciation, in excess of five percent (5%) of the Gross Asset Value of the Company and its consolidated Subsidiaries; and provided further, however, that at any time the aggregate amount of (a) advances, loans, extensions of credit or capital contributions that the Company and its consolidated Subsidiaries have made to partnerships, limited liability companies or joint ventures, (b) the acquisition, development and construction costs, determined on a GAAP basis before depreciation, of development projects with which the Company or its consolidated Subsidiaries are then involved, and (c) the value of undeveloped land then owned by the Company and its consolidated Subsidiaries, shall not exceed twenty percent (20%) of the Gross Asset Value of the Company and its consolidated Subsidiaries at such time.  For purposes of this Section 7.16, real estate development activity begins when the Company or any Subsidiary first incurs costs relating to a project, and ends when (x) such project has received a certificate of occupancy or equivalent approval for the shell and core and (y) more than eighty percent (80%) of the net rentable area of such project is covered by signed leases with third-party tenants having remaining terms of three (3) years or longer.

6.17

Undeveloped Land.  The Company will not, and will not permit any of its Subsidiaries to, purchase undeveloped land, whether it is excess land adjacent to a Parcel or otherwise, that (a) is not Entitled Land, or (b) causes the aggregate value of undeveloped land owned by the Company and its Subsidiaries, determined on a GAAP basis, to exceed ten percent (10%) of the Gross Asset Value of the Company; provided, however, that at any time the aggregate amount of (i) advances, loans, extensions of credit or capital contributions that the Company and its consolidated Subsidiaries have made to partnerships, limited liability companies or joint ventures, (ii) the acquisition, development and construction costs, determined on a GAAP basis before depreciation, of development projects with which the Company or its consolidated Subsidiaries are then involved, and (iii) the value of undeveloped land then owned by the Company or its consolidated Subsidiaries, shall not exceed twenty percent (20%) of the Gross Asset Value of the Company at such time.

6.18

Tangible Net Worth.  The Company shall not at any time permit its Tangible Net Worth to be less than the sum of (a) Two Hundred Fifty-Eight Million, Three Hundred Fourteen Thousand Dollars ($258,314,000 ), plus (b) eighty-five percent (85%) of the proceeds of any equity offering of the Company (net of the reasonable expenses of such equity offering) occurring after December 31, 2003.

7.

Events of Default and Remedies.

7.1

Event of Default.  Any of the following shall constitute an Event of Default:

7.1.1

Non-Payment.  The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same shall become due, any interest, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

7.1.2

Representation or Warranty.  Any representation or warranty by the Company or any of its Subsidiaries made or deemed made in this Agreement or any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement or in or under any other Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

7.1.3

Specific Defaults.  The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.1, 6.2, 6.3, 6.6, 6.9, 7.2, 7.3, 7.4, 7.10, 7.11, 7.12, 7.14, 7.15, 7.16, 7.17 or 7.18; or

7.1.4

Other Defaults.  The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer of the Company knew of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent; or

7.1.5

Cross-Default.  The occurrence of any default or event of default under any agreement of the Company or any Guarantor that, either by itself or together with any other such defaults or events of default, relates to (a) recourse Indebtedness in an aggregate principal amount in excess of $10,000,000, or (b) nonrecourse Indebtedness in an aggregate principal amount in excess of $20,000,000; or

7.1.6

Insolvency; Voluntary Proceedings.  The Company or any of its Subsidiaries (a) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (b) voluntarily ceases to conduct its business in the ordinary course; (c) commences any Insolvency Proceeding with respect to itself; or (d) takes any action to effectuate or authorize any of the foregoing; or

7.1.7

Insolvency; Involuntary Proceedings.  (a) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company’s or any of its Subsidiaries’ Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy; (b) the Company or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (c) the Company or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

7.1.8

ERISA Plans.  The occurrence of any one or more ERISA Events, individually or in the aggregate, which in the judgment of the Administrative Agent, could reasonably subject the Company to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a Material Adverse Effect.

7.1.9

Monetary Judgments.  One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not fully covered by insurance) as to any single or related series of transactions, incidents or conditions of $1,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof; or

7.1.10

Adverse Change.  There shall occur, or be reasonably likely to occur, a Material Adverse Effect that continues unremedied for a period of thirty (30) days after the earlier of (a) the date upon which a Responsible Officer of the Company knew or should have known of such Material Adverse Effect or (b) the date upon which written notice thereof is given to the Company by the Administrative Agent; or

7.1.11

Management Changes.  The Chairman of the Board or the chief executive officer of the Company resigns, is terminated or otherwise ceases to act for any reason, and such officer of the Company is not replaced with a person reasonably satisfactory to the Majority Banks within six (6) months after he ceases to hold such position.

7.1.12

Failure by any Guarantor to Perform Covenants; Invalidity of Guaranty.  Any Guarantor shall fail to perform or observe any term, covenant or agreement contained in a Guaranty on its part to be performed or observed, or any default shall occur under a Guaranty, and any such failure or default shall continue after the applicable grace period, if any, specified in a Guaranty as of the date of such failure, or any defined “Event of Default” as defined in such Guaranty shall have occurred and is continuing; or such Guaranty shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect in accordance with its terms (except as expressly permitted hereunder), or any Guarantor shall contest in any manner the validity or enforceability thereof or deny in writing that it has any further liability or obligation thereunder.

7.1.13

Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect in accordance with its respective terms; or the Company or any Guarantor contests in any manner the validity or enforceability of any Loan Document; or the Company or any Guarantor denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

7.1.14

Collateral Documents.

(a)

Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby, or such security interest shall for any reason cease to be a perfected and first-priority security interest, other than as a result of any action or inaction by the Administrative Agent or any Bank not caused by the Default of the Company or any Guarantor; or

(b)

Any party to a Collateral Document shall fail to perform or observe any term or covenant contained therein, and such failure shall continue unremedied for a period of 30 days after the Company  or such party to the Collateral Document has notice thereof;

7.1.15

Change of Control.  There occurs any Change of Control with respect to the Company.

7.1.16

Failure to Quality as a Real Estate Investment Trust.  The Company ceases to qualify as a “Real Estate Investment Trust” under Section 857 of the Code

7.2

Remedies.  If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks (unless otherwise permitted by the terms of the Co-Lender Agreement):

7.2.1

Termination of Commitment to Lend.  Declare the commitment of each Bank to make Loans or the commitment of the L/C Issuer to issue Letters of Credit to be terminated, whereupon such commitment shall forthwith be terminated; provided, however, that the Administrative Agent and the Banks shall continue to honor any outstanding Letter of Credit; and

7.2.2

Acceleration of Loans.  Declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

7.2.3

Security for Letters of Credit.  Require that the Company deposit with the Administrative Agent, for the benefit of the Banks, on demand and as cash security for the Company’s obligations under the Loan Documents, Cash Collateral in an amount equal to the aggregate undrawn amount of all then-outstanding Letters of Credit (and the Company hereby grants to the Administrative Agent, as administrative agent for the Banks, a security interest in any such amount deposited with the Administrative Agent (and any amount deposited with the Administrative Agent pursuant to subsections 2.4.5 and 2.7.2(a)), all earnings thereon and all proceeds thereof, and as to such amounts the Administrative Agent shall have the rights and remedies of a secured party under the California Uniform Commercial Code); provided that upon the occurrence of any event specified in subsections 8.1.6 or 8.1.7 above (in the case of clause (a) of subsection 8.1.7 upon the expiration of the 60-day period mentioned therein) such amounts shall automatically become due and payable without further act of the Administrative Agent or the Banks; and

7.2.4

Exercise of Rights and Remedies.  Exercise all rights and remedies available to it under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsections 8.1.6 or 8.1.7 above (in the case of clause (a) of subsection 8.1.7 upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and the obligation of the L/C Issuer to issue Letters of Credit shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.  Notwithstanding any contrary provision of any Loan Document, the Administrative Agent shall not incur any trustee or other foreclosure fees or expenses for which it will seek reimbursement from the Company under subsection 10.4(b) until at least five (5) Business Days after the occurrence of an Event of Default under subsection 8.1.3; provided, however, that this restriction shall not apply to any other Event of Default.

7.3

Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4

Application of Funds.  After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable and the undrawn amount of outstanding Letters of Credit have automatically been required to be Cash Collateralized as set forth in the proviso to subsection 8.2.4), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Section 3) payable to the Administrative Agent in its capacity as such, other than such amounts payable pursuant to the Environmental Indemnity;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Banks (including Attorney Costs and amounts payable under Section 3, but excluding such  amounts payable pursuant to the Environmental Indemnity), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer to Cash Collateralize the aggregate undrawn amount of Letters of Credit;

Sixth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts payable to the Banks pursuant to the Environmental Indemnity, ratably among them in proportion to the amounts described in this clause Sixth payable to them;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by law.

Subject to Section 2.4.5, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

8.

The Administrative Agent.

8.1

Appointment and Authorization of the Administrative Agent.

(a)

Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document, and to exercise such powers and perform such duties, as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto and as further provided in the Co-Lender Agreement described below.

(b)

The L/C Issuer shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith, and shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 and the Co-Lender Agreement with respect to any acts taken or omissions suffered by it in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Section 9 and the Co-Lender Agreement included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

8.2

The Administrative Agent’s Powers.  Subject to the limitations set forth in the Loan Documents and the Co-Lender Agreement, the Administrative Agent’s powers include but are not limited to the power:  (a) to administer, manage and service the Loans; (b) to enforce the Loan Documents; (c) to make all decisions under the Loan Documents in connection with the day-to-day administration of the Loans, any inspections required by the Loan Documents, and other routine administration and servicing matters; (d) to collect and receive from the Company or any third persons all payments of amounts due under the terms of the Loan Documents and to distribute the amounts thereof to the Banks; (e) to collect and distribute or disburse all other amounts due under the Loan Documents; (f) to grant or withhold consents, approvals or waivers, and make any other determinations in connection with the Loan Documents; and (g) to exercise all such powers as are incidental to any of the foregoing matters.  The Administrative Agent shall furnish to the Banks copies of material documents, including confidential ones, received from the Company regarding the Loans, the Loan Documents and the transactions contemplated thereby.  The Administrative Agent shall have no responsibility with respect to the authenticity, validity, accuracy or completeness of the information provided.

8.3

Limitation on the Administrative Agent’s Duties.  Notwithstanding any contrary provision of any Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents or the Co-Lender Agreement, nor shall the Administrative Agent have any fiduciary relationship with any Bank or participant, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or the Co-Lender Agreement against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

8.4

Acknowledgment of Co-Lender Agreement.  The Company acknowledges that the Banks have executed a Co-Lender Agreement to supplement the Loan Documents with respect to the relationship of the Banks and the Administrative Agent among themselves in connection with the Loans.  The Co-Lender Agreement is not a Loan Document.

8.5

Co-Agents.  None of the Banks identified on the face page or the signature pages of this Agreement as a “Co-Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or the other Loan Documents other than those applicable to all Banks as such.

8.6

Successor Administrative Agent.  The Administrative Agent may, and at the request of the Majority Banks as a result of the Administrative Agent’s gross negligence or willful misconduct in performing its duties under this Agreement shall, resign as Administrative Agent upon thirty (30) days’ notice to the Banks; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer hereunder and as Swing Line Lender.  If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor administrative agent.  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks, a successor administrative agent that would qualify as an Eligible Assignee.  Upon its acceptance of the appointment as successor administrative agent, such successor shall succeed to all of the rights, powers and duties of the retiring Administrative Agent, the term “Administrative Agent” shall mean such successor, and the appointment, powers and duties of such retiring Administrative Agent, shall terminate.  After any retiring Administrative Agent’s resignation hereunder as administrative agent, the provisions of this Agreement or any other Loan Document regarding payment of costs and expenses and indemnification of the Administrative Agent shall inure to its benefit as to any actions that such retiring Administrative Agent took or omitted to take while it was Administrative Agent under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor administrative agent in the manner set forth above.  Upon replacement of the Administrative Agent as provided in this Agreement, the former Administrative Agent shall promptly deliver to the new Administrative Agent an assignment of all beneficial interest in any Mortgage and any other Collateral Documents (if before acquisition of title to the Collateral encumbered thereby), or a quitclaim deed to and assignment of any such Property (if after acquisition of the Collateral encumbered thereby) and copies of any books, records and documents related to the Loans and the Collateral to which the Banks are entitled and which is then in the former Administrative Agent’s possession.

8.7

Release of Lien and Release of Guaranty.  The Banks hereby irrevocably authorize the Administrative Agent, at its option and its discretion, without the necessity of any notice to or further consent from the Banks, from time to time to (i) take any action, with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon any Collateral granted pursuant to any Loan Document; (ii) release its Lien on an Approved Parcel upon the satisfaction of the release conditions set forth in subsection 2.15.1 hereof; and (iii) release any Subsidiary from its obligations under its Guaranty upon the occurrence of the events described in subsection 2.15.3 hereof; and (iii) release any Guarantor and the Administrative Agent’s Lien on any Collateral upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit.  Upon request by the Administrative Agent at any time, the Majority Banks will confirm in writing the Administrative Agent’s authority to release the Lien on any Collateral and to release any Subsidiary from its obligations under its Guaranty pursuant to this Section 9.7.

9.

Miscellaneous.

9.1

Amendments and Waivers.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent at the written request of the Majority Banks, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no such amendment or waiver shall do any of the following unless it is in writing and signed by the Administrative Agent at the written request of all the Banks:

(a)

Increase the Commitment of any Bank;

(b)

Postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any one of them) hereunder or under any other Loan Document;

(c)

Reduce the rate of interest or any fees or other amounts payable in connection with the Loan provided, however, that only the consent of the Majority Banks shall be necessary (i) to amend the provisions of subsection 2.8.3 relating to the payment of an increased rate of interest after an Event of Default or to waive any obligation of the Company to pay such increased rate of interest after the occurrence of an Event of Default, or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the Applicable Margin.

(d)

Change the voting percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Banks, or any of them, to take any action hereunder;

(e)

Amend this or any provision requiring consent of all Banks for action by the Banks or the Administrative Agent;

(f)

Discharge the Company or any Guarantor, or release any of the Collateral, except as otherwise may be provided in the Loan Documents (including Section 9.7 hereof) or in the Co-Lender Agreement, or except where the consent of only the Majority Banks is expressly required by any Loan Document;

(g)

Amend the definitions of the terms “Collateral Value” or “Cash Flow Value” as set forth in Section 1.1 of this Agreement.

Notwithstanding anything to the contrary herein, (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer, in addition to the Banks required above, affect the rights or duties of the L/C Issuer or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Banks required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Bank may not be increased or extended without the consent of such Bank.

9.2

Notices.

(a)

All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, facsimile transmission).  All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)

if to the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 1.1 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)

if to any other Bank, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)

Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Bank pursuant to Section 2 if such Bank has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)

Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Company, each Guarantor, the Administrative Agent and the Banks.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(d)

The Administrative Agent and the Banks shall be entitled to rely and act upon any notices (including a Borrowing Notice or confirming telephone call) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Company shall indemnify each Agent-Related Person and each Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company.  All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(e)

The Company acknowledges and agrees that any agreement of the Administrative Agent at Section 2 herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company.  The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice, and the Administrative Agent and the Banks shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice.  The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent or the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent or the Banks to be contained in the telephonic or facsimile notice.

9.3

No Waiver; Cumulative Remedies.  No failure on the part of the Administrative Agent or any Bank in exercising, and no delay in its exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.4

Costs and Expenses.  The Company shall, whether or not the transactions contemplated hereby shall be consummated:

(a)

pay or reimburse the Administrative Agent within fifteen (15) Business Days after demand (subject to subsections 4.1.14 and 4.2.2) for all costs and expenses incurred by them in connection with the development, preparation, delivery, administration (other than normal overhead costs of administering the Loans), syndication and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs, travel costs and the costs of IntraLinks incurred by Bank of America (including in its capacity as the Administrative Agent) with respect thereto;

(b)

pay or reimburse the Administrative Agent within fifteen (15) Business Days after demand (subject to subsections 4.1.14 and 4.2.2) for all costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies (including in connection with any workout or restructuring regarding the Loans) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Administrative Agent; and

(c)

pay or reimburse Bank of America (including in its capacity as the Administrative Agent) within thirty (30) days after demand (subject to subsections 4.1.14 and 4.2.2) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental, inspection and review (including the allocated cost of such internal services), travel, search and filing costs, fees and expenses incurred or sustained by Bank of America (including in its capacity as the Administrative Agent) in connection with the matters referred to under paragraphs (a) and (b) of this Section.

The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

9.5

Indemnity.  Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, indemnify, and hold the Agent-Related Persons, the Sole Lead Arranger and each Bank and each of their respective officers, directors, employees, counsel, agents, advisors and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever which may be incurred by or asserted against any such Indemnified Person arising out of relating to (a) the execution, delivery, enforcement, performance or administration of this Agreement or any other Loan Documents, or the transactions contemplated hereby and thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do no strictly comply with the terms of such Letter of Credit); or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Party is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising solely from the gross negligence or willful misconduct of such Indemnified Person.  No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnified Person have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  The obligations in this Section 10.5 shall survive termination of any Commitment and payment or satisfaction of all other Obligations.  At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s sole discretion, at the sole cost and expense of the Company.  All amounts owing under this Section 10.5 shall be paid within thirty (30) days after demand.

9.6

Marshaling; Payments Set Aside.  Neither the Administrative Agent nor the Banks shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations.  To the extent that the Company makes a payment or payments to the Administrative Agent or the Banks, or the Administrative Agent or the Banks enforce their Liens, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.

9.7

Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

9.8

Assignments, Participations, Confidentiality.

(a)

No Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnified Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Any Bank may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit risk participations and in Swing Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Bank, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender (each such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Bank (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.  Notwithstanding the foregoing, as long as no Event of Default has occurred and is continuing, unless such requirement is waived by the Majority Banks, no assignment of the Commitment of Bank of America shall be permitted as long as Bank of America remains the Administrative Agent, if the effect of such assignment is to cause the remaining Commitment of Bank of America to be less than $5,000,000.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.3, 3.4, 10.4 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Bank.  Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)

The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans and risk participations in Letters of Credit owing to, each Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Bank wishing to consult with other Banks in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(d)

Any Bank may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Bank’s participations Swing Loans and Letter of Credit risk participations) owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in  Section 10.1 that directly affects such Participant.  Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.3 and 3.4 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section.  Such Participant agrees to be subject to Section 2.13 as though it were a Bank.

(e)

A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.3 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent.  A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 3.1 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 10.18 as though it were a Bank.

(f)

Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

(g)

As used herein, the following terms have the following meanings:

“Eligible Assignee” means (i) a Bank; (ii) an Affiliate of a Bank; (iii) an Approved Fund; and (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (B) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (i) a Bank, (ii) an Affiliate of a Bank or (iii) an entity or an Affiliate of an entity that administers or manages a Bank.

(h)

Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Banks, resign as L/C Issuer hereunder; and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender.  In the event of any such resignation as issuer of Letters of Credit or Swing Line Lender, the Company shall be entitled to appoint from among the Banks a successor issuer of Letters of Credit or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the issuer of Letters of Credit hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation and all obligations with respect to such Letters of Credit (including the right to require the Banks to fund risk participations in the stated amount of such Letters of Credit).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Banks to make fund risk participations in outstanding Swing Loans pursuant to subsection 2.2.5 and to fund Base Rate Loans under subsection 2.2.6.

(i)

Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary of the Company in connection with this Agreement or any other Loan Document , relating to the Company or such Subsidiary or any of their respective businesses and clearly identified at the time of delivery as confidential, and the Banks and any of its Affiliates shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by such Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company (provided that such source is not bound by a confidentiality agreement with the Company known to such Bank); provided, however, that such Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to such Bank’s independent auditors and other professional advisors; (E) to such Bank’s Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (F) to any other party hereto; or (G)  in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.  Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Eligible Assignee, or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations (each, a “Transferee”), and to any prospective Transferee, such financial and other information in such Bank’s possession concerning the Company or its Subsidiaries which has been delivered to such Bank pursuant to this Agreement or which has been delivered to such Bank by the Company in connection with the Bank’s credit evaluation of the Company prior to entering into this Agreement; provided that, unless otherwise agreed by the Company, such Transferee agrees in writing with such Bank to keep such information confidential to the same extent required of such Bank hereunder.

9.9

Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

9.10

Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.11

No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person (other than an Indemnified Person under Section 10.5) shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  The Administrative Agent shall have no obligation to any Person not a party to this Agreement or other Loan Documents.

9.12

Time.  Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

9.13

GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

(a)

THIS AGREEMENT AND THE REVOLVING NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO CONFLICTS OF LAW RULES); PROVIDED THAT THE ADMINISTRATIVE AGENT, THE SWING LINE LENDER, L/C ISSUER AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)

EXCEPT FOR ANY CONTROVERSY OR CLAIM SUBMITTED TO ARBITRATION OR A REFERENCE PURSUANT TO SECTION 10.14, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c)

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO ARBITRATE ANY CLAIM OR CONTROVERSY, AS PROVIDED IN SECTION 10.14 BELOW, TO THE EXTENT ANY CLAIM OR CONTROVERSY IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH CLAIM OR CONTROVERSY AND ANY ACTION ON SUCH CLAIM OR CONTROVERSY  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS, AND THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS.  THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 10.13 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE EXECUTION OF THE LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

9.14

Arbitration; Reference.

(a)

Mandatory Arbitration.  Any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or any agreements or instruments relating hereto (including the other Loan Document) or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by binding arbitration.  The arbitration shall be conducted in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (or, if not applicable, the applicable state law), notwithstanding any choice of law provision in this Agreement, the applicable rules for arbitration of disputes of JAMS LLC, a Delaware limited liability company, or any successor thereof (“JAMS”), and the “Special Rules” set forth below.  In the event of any inconsistency, the Special Rules shall control.  The filing of a court action is not intended to constitute a waiver of the right of the Company, the Administrative Agent or any Bank, including the suing party, thereafter to require submittal of the claim or controversy to arbitration.  Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any claim or controversy in any court having jurisdiction over such action.  For the purposes of this dispute resolution provision only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Administrative Agent involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

(b)

Special Rules.

(i)

The arbitration shall be conducted in any U.S. state where real or tangible personal property Collateral is located, or if there is no such Collateral, in the City and County where Administrative Agent is located pursuant to its address for notice purposes in this Agreement.

(ii)

The arbitration shall be administered by JAMS, who will appoint an arbitrator; if JAMS is unable to administer or legally precluded from administering the arbitration, then the American Arbitration Association will serve.  All claims and controversies shall be determined by one arbitrator; however, if the amount in controversy in a claim or controversy exceeds Five Million Dollars ($5,000,000), upon the request of any party, such claim or controversy shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the “arbitrator”).

(iii)

All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv)

The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing.  The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any.  The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v)

The arbitrator will have the authority to decide whether any claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.  For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of the claim or controversy is the equivalent of the filing of a lawsuit.

(vi)

Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a claim or controversy is arbitrable, shall be determined by the arbitrator.

(vii)

The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement .and under the Commercial Rules of the American Arbitration Association (“AAA”).

(b)

Real Property Collateral.  Notwithstanding the provisions of subparagraph 10.14(a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Banks which is secured by real property Collateral.  If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph 10.14(c).

(c)

Judicial Reference.  At the request of any party, a controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs 10.14(a) and 10.14(b) shall be determined by a reference in accordance with California Code of Civil Procedure Section 638 et seq. This provision constitutes a reference agreement between or among the parties as provided in Section 638 of the CCP.  The referee(s) shall be chosen by the parties under the auspices of JAMS in the same manner as arbitrators are selected in proceedings administered under the JAMS rules and procedures for the arbitration of financial disputes.  The referee (or the presiding referee of the panel) must be an active attorney or a retired judge.  The award that results from the decision of the referee(s) shall be entered as a judgment in the court that appointed the referee(s), in accordance with the provisions of Sections 644 and 645 of the CCP.

(d)

Reservations of Rights.  Nothing in this Section 10.14 shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement, or (ii) apply to or limit the right of the Administrative Agent or any Bank (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property Collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against the Administrative Agent or any Bank in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts).  Subject to the terms of this Agreement, the Administrative Agent and any Bank may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration or judicial reference proceeding brought pursuant to this Agreement.  Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate, or submit to judicial reference, the merits of the claim or controversy occasioning resort to such remedies.  No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration or judicial reference of any claim or controversy.

(e)

Conflicting Provisions for Dispute Resolution.  If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration, judicial reference or other dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any claim or controversy arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).  In any other situation, if the resolution of a given claim or controversy is specifically governed by another provision or agreement for arbitration, judicial reference or other dispute resolution, the other provision or agreement shall prevail with respect to said claim or controversy.

(f)

Jury Trial Waiver in Arbitration.  By agreeing to this Section 10.14, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any claim or controversy.

(g)

Conflicting Forum Provisions.  In the event of any inconsistency between the terms and provisions of this Section 10.14 and those of Section 10.13(b), the terms and provisions of this Section 10.14 shall prevail.

9.15

Notice of Claims; Claims Bar.  THE COMPANY HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE, AGAINST ADMINISTRATIVE AGENT OR ANY BANK, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS OR LETTERS OF CREDIT (OR THE COLLATERAL THEREFOR), OR ANY ACT OR OMISSION TO ACT BY THE ADMINISTRATIVE AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE ADMINISTRATIVE AGENT OR SUCH BANK WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING, SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

9.16

Entire Agreement; Amendment and Restatement.  This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Company, on the one hand, and the Administrative Agent and the Banks, on the other, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or any of the Banks.  This Agreement amends, restates and supersedes in its entirety the Existing Credit Agreement; provided, however, that any LIBOR Loan (as defined in the Existing Credit Agreement) that remains outstanding on and after the Closing Date shall continue to be a valid LIBOR Loan governed by the terms of the Existing Credit Agreement.

9.17

Interpretation.  This Agreement is the result of negotiations between, and has been reviewed by counsel to, the Company and the Administrative Agent, and is the product of all parties hereto.  Accordingly, this Agreement and the other Loan Documents shall not be construed against the Administrative Agent or the Banks merely because of their involvement in the preparation of such documents and agreements.

9.18

Tax Forms.

(a)

(i)  Each Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Bank”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Bank and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Bank by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Bank by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Foreign Bank is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code.  Thereafter and from time to time, each such Foreign Bank shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Bank by the Company pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable laws that the Company make any deduction or withholding for taxes from amounts payable to such Foreign Bank.

(ii)

Each Foreign Bank, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Bank under any of the Loan Documents (for example, in the case of a typical participation by such Bank), shall deliver to the Administrative Agent on the date when such Foreign Bank ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Bank as set forth above, to establish the portion of any such sums paid or payable with respect to which such Bank acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Bank chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Bank is not acting for its own account with respect to a portion of any such sums payable to such Bank.

(iii)

The Company shall not be required to pay any additional amount to any Foreign Bank under Section 3.1 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Bank transmits with an IRS Form W-8IMY pursuant to this subsection 10.18(a), or (B) if such Bank shall have failed to satisfy the foregoing provisions of this subsection 10.18(a); provided that if such Bank shall have satisfied the requirement of this subsection 10.18(a) on the date such Bank became a Bank or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this subsection 10.18(a) shall relieve the Company of its obligation to pay any amounts pursuant to Section 3.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Bank is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Bank or other Person for the account of which such Bank receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iv)

The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Company is not required to pay additional amounts under this subsection 10.18(a).

(b)

Upon the request of the Administrative Agent, each Bank that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9.  If such Bank fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

(c)

If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Bank, such Bank shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent.  The obligation of the Banks under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

9.19

Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.20

Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Bank, regardless of any investigation made by the Administrative Agent or any Bank or on their behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

9.21

USA PATRIOT Act Notice.  Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Company in accordance with the Act.

9.22

No Set-off.  As long as the Obligations are secured by real property, neither the Administrative Agent nor any Bank nor any assignee, Participant or Affiliate thereof (each, a “Bank Party”) shall proceed directly, by right of set-off, banker’s lien, counterclaim or otherwise, against any assets of the Company or Guarantor (including any general or special, time or demand, provisional or other deposits or other indebtedness owing by such Bank Party to or for the credit or the account of the Company or any Guarantor) for the purpose of applying such assets against the Obligations, without the prior written consent of the Administrative Agent.

9.23

Time of the Essence.  Time is of the essence of the Loan Documents.

[Remainder of page intentionally left blank]

#

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BEDFORD PROPERTY INVESTORS, INC.,

a Maryland corporation

By:  /s/ Hanh Kihara

Name:

Hanh Kihara

Title:

Senior Vice President and
Chief Financial Officer

S-#

sf-1636126

BANK OF AMERICA, N.A.,  as Administrative Agent

By:  /s/ Eric Nesset

Name:

Eric Nesset

Title:

Vice President

BANK OF AMERICA, N.A., as a Bank

By:  /s/ Eric Nesset

Name:

Eric Nesset

Title:

Vice President

UNION BANK OF CALIFORNIA, N.A., as

Syndication Agent and as a Bank

By:  /s/ David B. Murphy

Name:

David B. Murphy

Title:

Senior Vice President/Regional Manager

sf-1636126

S-#

BANK OF THE WEST, A CALIFORNIA BANKING CORPORATION, as a Bank

By:  /s/ Lynn Foster

Name:

Lynn Foster

Title:

Senior Vice President and Manager

KEYBANK NATIONAL ASSOCIATION, as
a Bank

By:  /s/ Cheryl F. Van Klomgenberg

Name:

Cheryl F. Van Klimgenberg

Title:

Senior Vice President

CHEVY CHASE BANK, F.S.B., as a Bank

By:  /s/ Sadhvi Subramanian

Name:

Sadhvi Subramanian

Title:

Assistant Vice President

COMERICA BANK, as a Bank

By:  /s/ Casey L. Ostrander

Name:

Casey L. Ostrander

Title:

Vice President

CUSIP Number 076445AA3

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Among

BEDFORD PROPERTY INVESTORS, INC.,

THE BANKS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent for the Banks,

UNION BANK OF CALIFORNIA, N.A.,

as Syndication Agent

and

BANC OF AMERICA SECURITIES LLC,

as Sole Lead Arranger and Sole Book Manager

Dated as of March 31, 2004

sf-1636126

TABLE OF CONTENTS

Page

1.

DEFINITIONS

1

1.1

Defined Terms

1

1.2

Other Interpretive Provisions

23

1.2.1

Use of Defined Terms

23

1.2.2

Certain Common Terms

23

1.2.3

Accounting Principles

24

2.

THE CREDIT

24

2.1

Amount and Terms of Commitment

24

2.1.2

No Obligation to Issue Letters of Credit Under Certain Circumstances

25

2.1.3

Letter of Credit Amendments

26

2.1.4

Applicability of ISP98

26

2.2

Swing Line

26

2.2.1

Swing Loans

26

2.2.2

Interest on Swing Loans

26

2.2.3

Principal Payable on Swing Loans

26

2.2.4

Prepayments of Swing Loans

27

2.2.5

Funding of Participations

27

2.2.6

Refinancing of Swing Loans

27

2.2.7

Termination of Swing Line

28

2.2.8

No Swing Loans Upon Default

29

2.3

Loan Accounts; Revolving Notes

29

2.3.1

Loan Accounts

29

2.3.2

Revolving Notes

29

2.4

Procedure for Obtaining Credit

29

2.4.1

Letter of Credit Drawings and Reimbursements; Funding of Participations

31

2.4.2

Repayment of Participations

32

2.4.3

Obligations Absolute

33

2.4.4

Role of Letter of Credit Issuer

34

2.4.5

Cash Collateral

34

2.4.6

Conflict with Issuer Documents

35

2.4.7

Letters of Credit Issued for Subsidiaries

35

2.5

Conversion and Continuation Elections

35

2.5.1

Elections to Convert and Renew

35

2.5.2

Notice of Conversion/Continuation.

35

2.5.3

Failure to Select New Interest Period

36

2.5.4

Number of Interest Period

36

2.6

Voluntary Termination or Reduction of Commitment

36

2.7

Principal Payments

36

2.7.1

Optional Repayments

36

2.7.2

Mandatory Repayments

37

2.7.3

Repayment at Maturity

37

2.8

Interest

37

2.8.1

Accrual Rate

37

2.8.2

Payment

38

2.8.3

Default Interest

38

2.8.4

Maximum Legal Rate

38

2.9

Fees

38

2.9.1

Unused Fee

38

2.9.2

Letter of Credit Fees

39

2.9.3

Fronting Fee and Documentary and Processing Charges Payable to the L/C Issuer

39

2.9.4

Other Fees

39

2.10

Computation of Fees and Interest

39

2.11

Payments by the Company

40

2.12

Payments by the Banks to the Administrative Agent

40

2.13

Sharing of Payments, Etc

41

2.14

Security; Appraisal of Approved Parcels

42

2.15

Release of Lien on Approved Parcel

43

2.15.1

Release Conditions

43

2.15.2

Application of Release Price

44

2.15.3

Release of Subsidiary Guarantor

44

2.16

Tenant Documents

44

2.17

Collateral Documents

45

2.18

Increases and Decreases in Pro Rata Shares

45

2.19

Increase in Maximum Commitment Amount

45

3.

TAXES, YIELD PROTECTION AND ILLEGALITY

47

3.1

Taxes

47

3.2

Illegality

47

3.3

Increased Costs and Reduction of Return

48

3.4

Funding Losses

49

3.5

Inability to Determine Rates

50

3.6

Certificate of Bank

50

3.7

Survival

50

4.

CONDITIONS PRECEDENT

50

4.1

Conditions to Approving Parcels

50

4.1.1

Guaranty;  Fee Ownership

50

4.1.2

Satisfactory Parcel

50

4.1.3

No Hazardous Materials

51

4.1.4

Appraised Value

51

4.1.5

No Liens

51

4.1.6

Deliveries to the Administrative Agent

51

4.1.7

Recording of the Mortgage

52

4.1.8

Title Insurance

53

4.1.9

Filing of Financing Statements

53

4.1.10

Perfection of Liens

53

4.1.11

Tax Reporting Service

53

4.1.12

No Special Flood Hazard

53

4.1.13

Tax and Standby Fee Certificates

53

4.1.14

Costs

53

4.1.15

Expenses

54

4.2

Conditions of Initial Loan

54

4.2.1

Deliveries to the Administrative Agent

54

4.2.2

Payment of Expenses

56

4.2.3

Payment of Fees

56

4.2.4

Maximum Commitment Amount

56

4.3

Conditions to All Borrowings

56

4.3.1

Minimum Number of Approved Parcels

56

4.3.2

Notice of Borrowing

56

4.3.3

Continuation of Representations and Warranties

56

4.3.4

No Existing Default

57

4.3.5

No Future Advance Notice

57

4.3.6

Further Assurances

57

4.3.7

Title Insurance

57

4.4

Letters of Credit

57

5.

REPRESENTATIONS AND WARRANTIES

57

5.1

Existence and Power

57

5.2

Corporate Authorization; No Contravention

58

5.3

Governmental Authorization

58

5.4

Binding Effect

58

5.5

Litigation

58

5.6

No Default

59

5.7

ERISA Compliance

59

5.8

Use of Proceeds; Margin Regulations

60

5.9

Title to Properties

60

5.10

Taxes

60

5.11

Financial Condition

60

5.12

Environmental Matters.

61

5.13

Regulated Entities

61

5.14

No Burdensome Restrictions

61

5.15

Solvency

62

5.16

Subsidiaries; Equity Investments

62

5.17

Brokers; Transaction Fees

62

5.18

Insurance

62

5.19

Full Disclosure

62

5.20

Damage/Condemnation/Zoning

62

6.

AFFIRMATIVE COVENANTS

62

6.1

Financial Statements

62

6.2

Certificates; Other Information

63

6.3

Notices

64

6.4

Preservation of Corporate Existence, Etc

66

6.5

Maintenance of Property

66

6.6

Insurance

66

6.7

Payment of Obligations

68

6.8

Compliance with Laws

68

6.9

Inspection of Property and Books and Records

68

6.10

Environmental Laws

69

6.11

Use of Proceeds

69

6.12

Solvency

69

6.13

Further Assurances

69

6.14

Registration of Capital Stock

70

6.15

Additional Guarantors

70

7.

NEGATIVE COVENANTS

70

7.1

Limitation on Liens

70

7.2

Consolidations and Mergers

70

7.3

Loans and Investments

71

7.4

Limitation on Indebtedness

71

7.5

Transactions with Affiliates

71

7.6

Use of Proceeds

72

7.7

Contingent Obligations

72

7.8

Creation of Subsidiaries

72

7.9

Compliance with ERISA

72

7.10

Leverage

72

7.11

Interest Coverage Ratio

72

7.12

Fixed Charge Coverage Ratio

73

7.13

Change in Business

73

7.14

Accounting Changes

73

7.15

Limitation on Dividends

73

7.16

Development Activity

73

7.17

Undeveloped Land

74

7.18

Tangible Net Worth

74

8.

EVENTS OF DEFAULT AND REMEDIES

74

8.1

Event of Default

74

8.1.1

Non-Payment

74

8.1.2

Representation or Warranty

74

8.1.3

Specific Defaults

74

8.1.4

Other Defaults

74

8.1.5

Cross-Default

75

8.1.6

Insolvency; Voluntary Proceedings

75

8.1.7

Insolvency; Involuntary Proceedings

75

8.1.8

ERISA Plans

75

8.1.9

Monetary Judgments

75

8.1.10

Adverse Change

75

8.1.11

Management Changes

76

8.1.12

Failure by any Guarantor to Perform Covenants; Invalidity of Guaranty

76

8.1.13

Invalidity of Loan Documents

76

8.1.14

Collateral Documents

76

8.1.15

Change of Control

76

8.1.16

Failure to Quality as a Real Estate Investment Trust

76

8.2

Remedies

77

8.2.1

Termination of Commitment to Lend

77

8.2.2

Acceleration of Loans

77

8.2.3

Security for Letters of Credit

77

8.2.4

Exercise of Rights and Remedies

77

8.3

Rights Not Exclusive

77

8.4

Application of Funds

78

9.

THE ADMINISTRATIVE AGENT

79

9.1

Appointment and Authorization of the Administrative Agent

79

9.2

The Administrative Agent’s Powers

79

9.3

Limitation on the Administrative Agent’s Duties

79

9.4

Acknowledgment of Co-Lender Agreement

80

9.5

Co-Agents

80

9.6

Successor Administrative Agent

80

9.7

Release of Lien and Release of Guaranty

81

10.

MISCELLANEOUS

81

10.1

Amendments and Waivers

81

10.2

Notices

82

10.3

No Waiver; Cumulative Remedies

83

10.4

Costs and Expenses

84

10.5

Indemnity

84

10.6

Marshaling; Payments Set Aside

85

10.7

Successors and Assigns

85

10.8

Assignments, Participations, Confidentiality

85

10.9

Counterparts

89

10.10

Severability

89

10.11

No Third Parties Benefited

89

10.12

Time

89

10.13

GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL

89

10.14

Arbitration; Reference

91

10.15

Notice of Claims; Claims Bar

93

10.16

Entire Agreement; Amendment and Restatement

94

10.17

Interpretation

94

10.18

Tax Forms

94

10.19

Interest Rate Limitation

96

10.20

Survival of Representations and Warranties

96

10.21

USA PATRIOT Act Notice

96

10.22

No Set-off

96

10.23

Time of the Essence

97

Exhibit A

Form of Borrowing Notice

Exhibit B

Form of Conversion/Continuation Notice

Exhibit C

Form of Revolving Note

Exhibit D

Form of Opinion of Counsel

Exhibit E

List of Approved Parcels

Exhibit F-1

Form of Modification Agreement (Short Form)

Exhibit F-2

Form of Modification Agreement (Short Form)

Exhibit G

Standby Letter of Credit Application

Exhibit H

Form of Assignment and Assumption Agreement

Exhibit I-1

Supplemental Signature Page for a Bank

Exhibit I-2

Supplemental Signature Page for an Eligible Assignee

Exhibit J

Form of Guaranty

Exhibit K

Form of Affirmation of Environmental Indemnity

Schedule 1.1

Administrative Agent’s Office

Schedule 1.2

Commitments and Pro Rata Shares

Schedule 1.3

Existing Letters of Credit

Schedule 5.5

Litigation

Schedule 5.11

Indebtedness

Schedule 5.12

Environmental Matters

Schedule 5.16

Subsidiaries and Equity Investments

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